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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Comfort Systems USA, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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COMFORT SYSTEMS USA, INC.

675 Bering, Suite 400
Houston, Texas 77057

April 5, 2013

To Our Stockholders:

        You are cordially invited to attend the Annual Meeting of the Stockholders of Comfort Systems USA, Inc., which will be held on Thursday, May 16, 2013 at The Houstonian, 111 North Post Oak Lane, Houston, Texas 77024 at 11:00 a.m.

        Information about the meeting is presented on the following pages. At this meeting you are being asked to elect directors to serve until the next annual meeting; to ratify the appointment of Ernst & Young LLP, independent auditors, as the Company's auditors for 2013; and to approve, by stockholder non-binding advisory vote, the compensation paid by the Company to its named executive officers, commonly referred to as a "Say on Pay" proposal.

        Please read the proxy statement, which presents important information about the Company and each of the items being presented for stockholder vote. Whether or not you intend to be present in person, when you have finished reading the statement, please vote promptly by telephone or internet, which saves the Company money, or by marking, signing, and returning your proxy card in the enclosed envelope so that your shares will be represented.

        We hope that many of you will be able to attend the meeting in person. We look forward to seeing you there.

Sincerely yours,

WILLIAM F. MURDY Chairman of the Board	BRIAN E. LANE President and Chief Executive Officer

COMFORT SYSTEMS USA, INC.
675 Bering, Suite 400
Houston, Texas 77057

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 16, 2013

        Notice is hereby given that the 2013 Annual Meeting of Stockholders (the "Annual Meeting") of Comfort Systems USA, Inc., a Delaware corporation (the "Company"), will be held at The Houstonian, 111 North Post Oak Lane, Houston, Texas 77024, at 11:00 a.m. on Thursday, May 16, 2013 for the following purposes:

  1.
  To elect eleven (11) directors to serve until the 2014 Annual Meeting of Stockholders;

  2.
  To ratify the appointment of Ernst & Young LLP, independent auditors, as the Company's auditors for 2013;

  3.
  To approve, by a stockholder non-binding advisory vote, the compensation paid by the Company to its named executive officers, commonly referred to as a "Say on Pay" proposal; and

  4.
  To transact any other business that may properly come before the Annual Meeting.

        We are not aware of any other business to come before the Annual Meeting. Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned or postponed. Stockholders of record at the close of business on March 18, 2013 are entitled to notice of and to vote at the Annual Meeting. In the event there are not enough votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit our further solicitation of proxies.

By Order of the Board of Directors,
TRENT T. MCKENNA Corporate Secretary

Houston, Texas
April 5, 2013

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE EITHER FOLLOW THE DIRECTIONS FOR PHONE OR INTERNET VOTING ON YOUR PROXY CARD OR SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

COMFORT SYSTEMS USA, INC.

Annual Meeting of Stockholders
May 16, 2013

PROXY STATEMENT

GENERAL MEETING INFORMATION

Why am I receiving this proxy statement?

        The enclosed proxy is solicited by the Board of Directors (the "Board") of Comfort Systems USA, Inc. (the "Company") for the 2013 Annual Meeting of Stockholders (the "Annual Meeting"), to be voted at the Annual Meeting. This proxy statement and the enclosed proxy are first being provided to stockholders on or about April 5, 2013.

When and where is the 2013 Annual Meeting of Stockholders?

        The Annual Meeting will be held at The Houstonian, 111 North Post Oak Lane, Houston, Texas 77024, at 11:00 a.m. on Thursday, May 16, 2013, and at any reconvened meetings after any adjournments or postponements thereof.

Who can vote?

        The holders of record of shares of the Company's common stock, $.01 par value per share (the "Common Stock"), at the close of business on March 18, 2013 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting.

How do I vote?

        If you are a registered stockholder, you may vote in person at the Annual Meeting or by proxy. You may vote by proxy by providing your voting instructions by internet or telephone or by signing, dating and returning a proxy card. The instructions for each method of voting are on the proxy card.

        If you are a registered stockholder and wish to vote in person at the meeting, be sure to bring a form of personal picture identification with you. If your stock is held by a broker, bank or other nominee (in "street name") and you wish to vote in person at the meeting, in addition to picture identification, you should bring both (i) an account statement or a letter from the record holder indicating that you owned the shares as of the record date, and (ii) a proxy issued in your name, which you must obtain from the record holder.

What are the voting rights of holders of Common Stock?

        Each share of Common Stock is entitled to one vote on each matter before the Annual Meeting.

What are my voting choices and what is the required vote?

        By giving us your proxy, you authorize the persons named on the proxy card to vote your shares in the manner you indicate at the Annual Meeting or at any adjournments or postponements thereof.

Proposal 1:    Election of Directors

        In the vote on the election of director nominees to serve until the 2014 Annual Meeting, stockholders may:

  (a)
  vote for all nominees;

  (b)
  withhold authority from the proxy holders to vote for all nominees; or

  (c)
  vote for all nominees except those specified.

        The Board recommends a vote FOR all nominees. If a quorum is present, the eleven nominees for election as directors receiving the greatest number of votes properly cast at the Annual Meeting or at any adjournments or postponements thereof will be elected. As a result, a vote to withhold authority will be counted toward a quorum, but will not affect the outcome of the vote on the election of a director. Broker non-votes will be counted toward a quorum, but will not be taken into account in determining the outcome of the election.

Proposal 2:    Ratification of Auditors

        In the vote on whether to ratify the selection of Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 2013, stockholders may:

  (a)
  vote for ratification;

  (b)
  vote against ratification; or

  (c)
  abstain from voting on ratification.

        The Board recommends a vote FOR ratification. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of a majority of the votes cast by stockholders represented at the Annual Meeting and entitled to vote on this proposal will be required to ratify the appointment of the independent auditors. Abstentions will be counted toward a quorum, but will not be taken into account in determining the outcome of this vote.

Proposal 3:    Non-Binding Advisory "Say on Pay" Vote

        In the non-binding advisory vote on whether to approve the compensation paid by the Company to its named executive officers, stockholders may:

  (a)
  vote for approval;

  (b)
  vote against approval; or

  (c)
  abstain from voting on the approval.

        The Board recommends a vote FOR approval. The affirmative vote of a majority of the votes cast by stockholders represented at the Annual Meeting and entitled to vote on this proposal will constitute the stockholders' non-binding approval with respect to the Company's executive compensation programs. The Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. Abstentions and broker non-votes will be counted toward a quorum, but will not be taken into account in determining the outcome of this vote.

What constitutes a quorum?

        A quorum is the minimum number of shares required to hold a meeting. Consistent with Delaware law and the Company's Bylaws, a majority of the shares entitled to cast votes on a particular matter, present in person or represented by proxy, constitutes a quorum as to that matter. As of the Record Date, 37,233,730 shares of Common Stock, representing the same number of votes, were outstanding. Therefore, the presence of holders of Common Stock representing at least 18,616,866 votes will be required to establish a quorum.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

        If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the accompanying Notice of Annual Meeting was sent directly to you by the Company.

        If your shares are held in an account at a brokerage firm, bank, broker- dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and the Notice of Annual Meeting was forwarded to you by your bank, broker, or other intermediary. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

What happens if I do not give specific voting instructions?

        If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares FOR the nominees listed in Proposal 1, FOR the ratification of the appointment of Ernst & Young LLP as the Company's auditors for 2013 in Proposal 2, and FOR approval with respect to the Company's executive compensation programs in Proposal 3.

        If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under New York Stock Exchange ("NYSE") rules, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters (including uncontested director elections and "Say on Pay"). If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter (including uncontested director elections and "Say on Pay"), the organization that holds your shares will inform our election inspectors that it does not have the authority to vote on this matter with respect to your shares and your shares will not be voted. This is generally referred to as a "broker non-vote." When our election inspectors tabulate the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. We encourage you to provide voting instructions to the organization that holds your shares.

Can I change my vote after I return my proxy card?

        Yes. A proxy may be revoked by a registered stockholder at any time before it is voted by (i) returning to the Company another properly signed proxy bearing a later date, (ii) delivering a written revocation to the Secretary of the Company no later than the close of business on May 15, 2013, or (iii) attending the Annual Meeting or any adjourned session thereof and voting the shares covered by the proxy in person. If your stock is held in street name, you must follow the instructions of the broker, bank, or nominee as to how to change your vote.

Who pays to prepare, mail, and solicit the proxies?

        The Company will pay the expense of soliciting proxies. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its officers and regular employees as well as brokerage houses and other stockholders to solicit proxies personally and by mail and telephone. The Company will reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals. Officers and employees of the Company will receive no compensation in addition to their regular salaries to solicit proxies.

Who tabulates the votes?

        Votes cast by proxy or in person at the Annual Meeting will be counted by two people appointed by the Company to act as election inspectors for the Annual Meeting.

Could other matters be decided at the Annual Meeting?

        We do not know of any matters that may be properly presented for action at the Annual Meeting other than Proposals 1, 2, and 3. If other business does properly come before the Annual Meeting, the persons named in the proxy intend to act on those matters as they deem advisable. With respect to shares held in street name, the nominee may vote on those matters, subject to the NYSE's rules on the exercise of discretionary authority.

What happens if the Annual Meeting is postponed or adjourned?

        Your proxy may be voted at the postponed or adjourned Annual Meeting. You will still be able to change your proxy until it is voted.

How can I find the Company's governance documents, such as its corporate Governance Standards, director Independence Guidelines, Corporate Compliance Policy, and Board committee charters?

        All these documents can be found on our website at http://www.comfortsystemsusa.com. Please note that documents and information on our website are not incorporated into this proxy statement by reference. These documents are also available in print by writing to the Office of the General Counsel, 675 Bering, Suite 400, Houston, Texas 77057.

How can I receive a copy of the Annual Report?

        The Annual Report to Stockholders, which includes the Company's Annual Report on Form 10-K for the Company's year ended December 31, 2012, accompanies this proxy statement and may also be accessed through our website—http://www.comfortsystemsusa.com.

Where can I find the voting results of the Annual Meeting?

        We plan to announce the preliminary voting results at the Annual Meeting and to publish the final results in a current report on Form 8-K, which we will file with the United States Securities and Exchange Commission (the "SEC") and make available on our website—http://www.comfortsystemsusa.com.

When and where will a list of stockholders be available?

        A list of stockholders of record will be available for examination at the Company's headquarters during ordinary business hours for the ten days prior to the Annual Meeting.

 PROPOSAL NUMBER 1
ELECTION OF DIRECTORS

Board of Directors

        Eleven directors will be elected at the Annual Meeting to serve for a one-year term expiring at the Annual Meeting of Stockholders expected to be held in May 2014.

Information with Respect to Nominees for Director

        The nominees for election at the Annual Meeting are William F. Murdy, Darcy G. Anderson, Herman E. Bulls, Alfred J. Giardinelli, Jr., Alan P. Krusi, Brian E. Lane, Franklin Myers, James H. Schultz, Constance E. Skidmore, Vance W. Tang, and Robert D. Wagner, Jr. (collectively the "Nominees").

        If elected, each Nominee has agreed to serve for a term of one year expiring at the 2014 Annual Meeting of Stockholders. It is expected that all of the Nominees will be able to serve, but if any Nominee is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee.

  Nominees

        Set forth below are the names, ages as of March 31, 2013, and principal occupations for at least the past five years of each of the Nominees and the names of any other public companies of which each is currently serving, or has served in the past five years, as a director:

WILLIAM F. MURDY, 71
Chairman of the Board

        William F. Murdy has served as our Chairman of the Board since June 2000, and served as our Chief Executive Officer from June 2000 until December 2011. Prior to joining the Company, he was President and Chief Executive Officer of Club Quarters, a privately owned chain of membership hotels. From January 1998 through July 1999, Mr. Murdy served as President, Chief Executive Officer and Chairman of the Board of LandCare USA, a publicly traded commercial landscape and tree services company. LandCare USA was acquired in July 1999 by another publicly traded company specializing in services to commercial facilities and homeowners. From 1989 through December 1997, Mr. Murdy was President and Chief Executive Officer of General Investment and Development Company, a privately held real estate operating company. From 1981 to 1989, Mr. Murdy served as the Managing General Partner of the Morgan Stanley Venture Capital Fund. From 1974 to 1981, Mr. Murdy served as the Senior Vice President, among other positions, of Pacific Resources, Inc., a publicly traded company involved primarily in petroleum refining and marketing. Mr. Murdy also serves on the Board of Directors of UIL Holdings Corporation and Kaiser Aluminum Corporation. Mr. Murdy is a graduate of the United States Military Academy at West Point and of the Harvard Business School.

        Mr. Murdy has almost forty years of public and private company operating experience, including significant experience in the construction and business services field. He has served as Chairman and/or Chief Executive Officer of several private and public companies and has significant experience serving on public company boards.

DARCY G. ANDERSON, 56
Director

        Darcy G. Anderson has served as a Director of the Company since March 2008. Since April 2009, Mr. Anderson has served as Vice Chairman of Hillwood, a real estate, oil and gas, and investments company. From November 2000 until April 2009, Mr. Anderson served as Chief People Officer and Vice President for Perot Systems Corporation, an information technology services and consulting firm.

Prior to joining Perot Systems, Mr. Anderson held various positions at Hillwood Development Corporation beginning in 1987, including Senior Vice President for Corporate Affairs and Chief Operating Officer. Mr. Anderson also served as president of Hillwood Urban, overseeing all of the operations and development for the company's Victory project and the new American Airlines Center in downtown Dallas. He also served in various leadership roles for the Perot '92 Presidential Campaign. Mr. Anderson joined Electronic Data Systems (EDS) in 1983 working in recruiting management. Prior to his employment with EDS, Mr. Anderson completed five years of active duty in the United States Army Corp of Engineers. He is a Director for the West Point Association of Graduates. Mr. Anderson is a graduate of the United States Military Academy at West Point.

        Mr. Anderson has significant experience and knowledge of real estate development, human resources and leadership development practices, energy efficiency, corporate facilities management, and information technology services.

HERMAN E. BULLS, 57
Director

        Herman E. Bulls has served as a Director of the Company since February 2001. Since September 2001, Mr. Bulls has served as Chief Executive Officer and President of Bulls Advisory Group, a real estate consulting and advisory firm, and serves as Chief Executive Officer, Public Institutions of Jones Lang LaSalle, an international full-service real estate firm. From September 2000 until August 2001, Mr. Bulls served as Executive Vice President and Chief Operating Officer of one of the nation's largest Fannie Mae multifamily lenders. From March 1998 to September 2000, Mr. Bulls was a Managing Director for Jones Lang LaSalle, an international full-service real estate firm. From 1989 until 1998, he held several positions with the predecessor organization, LaSalle Partners. Prior to his employment with Jones Lang LaSalle, he served over eleven years of active duty service with the United States Army. Mr. Bulls was the Co-Founder, President, and Chief Executive Officer of Bulls Capital Partners, a commercial mortgage firm. He sold the firm to a Wall Street entity in 2010. Mr. Bulls retired as a Colonel from the Army Reserve. Mr. Bulls is Vice Chair of the Board of Directors of the West Point Association of Graduates, serves as a member of the Real Estate Advisory Committee for New York State Teachers' Retirement System, one of the largest retirement systems in the United States, and serves on the Board of Directors of Rasmussen College, ITT EXELIS, and USAA. Mr. Bulls is a graduate of the United States Military Academy at West Point and of the Harvard Business School.

        Mr. Bulls has decades of real estate and finance experience with a particular knowledge of team building, marketing, and strategic development.

ALFRED J. GIARDINELLI, JR., 65
Director

        Alfred J. Giardinelli, Jr., one of the original founders of the Company, has served as a Director of the Company since June 1997. Since 1982, Mr. Giardinelli has been the President of Eastern Heating & Cooling, Inc., a New York corporation that is a wholly owned subsidiary of the Company. Mr. Giardinelli is a graduate of Florida State University.

        Mr. Giardinelli has forty years of experience in the construction industry and has been involved in the formation and growth of the Company since its inception. As President of one of the Company's operating subsidiaries, Mr. Giardinelli provides the Board a unique and valuable perspective on the construction business.

ALAN P. KRUSI, 58
Director

        Alan P. Krusi has served as a Director of the Company since March 2008. Mr. Krusi is President, Strategic Development of AECOM Technology Corporation. From 2003 until 2008 Mr. Krusi served as

President of Earth Tech, Inc., an engineering, consulting, and construction services firm owned by Tyco International. From 2002 to 2003, Mr. Krusi served as CEO of RealEnergy, Inc., a company providing on-site cogeneration to commercial and industrial customers. From 1999 to 2002, Mr. Krusi served as President of the Construction Services division of URS Corporation, where he oversaw an international construction services business specializing in construction management and program management. Prior to his employment with URS, and over a period of twenty-two years, Mr. Krusi held a number of technical and management positions within the engineering and construction industries. Mr. Krusi is a graduate of the University of California at Santa Barbara and is a Registered Geologist, Certified Engineering Geologist, and Licensed General Contractor in the State of California.

        Mr. Krusi has more than thirty-five years of experience in the construction and engineering industries, including experience in executive management positions for public companies.

BRIAN E. LANE, 56
Director, President, and Chief Executive Officer

        Brian E. Lane has served as Chief Executive Officer and President of Comfort Systems since December 2011 and as a director since November 2010. Mr. Lane served as Comfort Systems' President and Chief Operating Officer from March 2010 until December 2011. Mr. Lane joined Comfort Systems in October 2003 and served as Vice President and then Senior Vice President for Region One of the Company until he was named Executive Vice President and Chief Operating Officer in January 2009. Prior to joining Comfort Systems, Brian spent fifteen years at Halliburton, the global service and equipment company devoted to energy, industrial, and government customers. During his tenure, he held various positions in business development, strategy, and project initiatives. He departed as the Regional Director of Europe and Africa. Mr. Lane's additional experience included serving as a Regional Director of Capstone Turbine Corporation, a distributed power manufacturer. He also was a Vice President of Kvaerner, an international engineering and construction company where he focused on the chemical industry. Mr. Lane earned a Bachelor of Science in Chemistry from the University of Notre Dame and his MBA from Boston College.

        Mr. Lane has more than twenty-five years of experience in the construction and engineering industries. As the Company's Chief Executive Officer and President, Mr. Lane provides the Board a valuable perspective on the Company's day-to-day operations and on current trends and developments in the industry.

FRANKLIN MYERS, 60
Director

        Franklin Myers has served as a Director of the Company since May 2005. From April 2008 until March 2009, Mr. Myers served as Senior Advisor for financial and merger and acquisition matters for Cameron International Corporation, a global provider to the oil & gas and process industries. Mr. Myers served as the Senior Vice President of Finance and Chief Financial Officer of Cameron International Corporation from 2003 to 2008. From 1995 to 2003, Mr. Myers served at various times as Senior Vice President and President of a division within Cooper Cameron Corporation as well as General Counsel and Secretary. Prior to joining Cooper Cameron Corporation in 1995, Mr. Myers served as Senior Vice President and General Counsel of Baker Hughes Incorporated, and an attorney and partner at the law firm of Fulbright & Jaworski. Mr. Myers currently serves on the Board of Directors of Ion Geophysical Corporation, HollyFrontier Corporation, and Forum Energy Technologies. Mr. Myers served on the Board of Directors of Seahawk Drilling Company from 2009 until 2011, and of Frontier Oil Corporation—a predecessor of HollyFrontier Corporation—from 2009 until its 2011 merger with Holly Corporation. From October 2009 until December 2012, Mr. Myers was an operating advisor to Paine and Partners, a private equity firm. Currently, he is an advisory director of Quantum

Energy Partners, a private equity firm. Mr. Myers holds a Bachelor of Science, Industrial Engineering, from Mississippi State University and a J.D. degree, with honors, from the University of Mississippi.

        Mr. Myers has several decades of public company experience, with a particular knowledge of operations, financial management, and legal affairs. Additionally, Mr. Myers has significant experience serving on other public company boards.

JAMES H. SCHULTZ, 64
Director

        James H. Schultz has served as a Director of the Company since November 2002. He retired from the American Standard Companies in 2001, where he had worked for thirty-one years. Mr. Schultz served as President of the Trane Commercial Air Conditioning Group, a division of the American Standard Companies, from 1998 to 2001. Prior to that time he served in various other capacities, including Executive Vice President. Mr. Schultz served on the Board of Directors of Goodman Global, Inc. from 2006 to 2008. Mr. Schultz has been Chair and a Board member of the Air Conditioning and Refrigeration Institute, and serves on The Engineering College Industry Advisory Board. Mr. Schultz is also a Board Member of Twin City Fan and currently serves on the Iowa State University Engineering College and Industry Advisory Board. Mr. Schultz is a graduate of Iowa State University.

        Mr. Schultz has extensive experience related to the manufacture, sale, service, and installation of HVAC equipment and performance contracting. As President of the Trane Commercial Air Conditioning Group, Mr. Schultz was responsible for the division's profit and loss statements. As a result of his experience, Mr. Schultz is very knowledgeable about the Company's industry.

CONSTANCE E. SKIDMORE, 61
Director

        Constance E. Skidmore has served as a Director of the Company since December 2012. Ms. Skidmore retired from PricewaterhouseCoopers in 2009, after serving for more than two decades as a partner, including a term on its governing board. Ms. Skidmore serves on the Audit Committee of BayCareHealth System and on the boards of several other privately-held and non-profit companies: Ivis Technologies, The V Foundation for Cancer Research, Viz Kinect, Mahoot, Inc., and First Warning Systems. Ms. Skidmore is a graduate of Florida State University and earned a master of science in taxation from Golden Gate University.

        Ms. Skidmore has more than twenty years of experience in accounting and finance, including in the construction industry, and significant experience and knowledge in talent management and strategic planning.

VANCE W. TANG, 46
Director

        Vance W. Tang has served as a Director of the Company since December 2012. Vance Tang served as President and Chief Executive Officer of the U.S. subsidiary of KONE OY, a public company and a leading global provider of elevators and escalators, and Executive Vice President of KONE Corporation from February 2007 until August 2012. In this role he led the organization through a major transformation around customer focus and profitable growth. Prior to joining KONE, he was Vice President and General Manager at Honeywell Building Control Systems. Previously, he spent more than a decade at Trane, a supplier of heating, ventilation, and air conditioning systems to both the residential and commercial markets. He serves on the board of American Woodmark Corporation (NASDAQ:AMWD) and the Center for Creative Leadership. Mr. Tang has a Bachelor of Science degree in Electrical Engineering and an MBA degree from the University of Wisconsin.

        Mr. Tang has deep operations experience in the construction and service industries, including experience as a Chief Executive Officer. Additionally, Mr. Tang has experience serving on other public company boards.

ROBERT D. WAGNER, JR., 71
Director

        Robert D. Wagner, Jr. has served as a Director of the Company since April 2001. He is currently a Principal and Advisory Director of Rivington Capital Advisors LLC, which provides advisory services and private equity and debt placement for independent oil and gas producers. Mr. Wagner previously served as a Managing Director of Bankers Trust/BT Alex Brown in their Energy Corporate Finance Group. He also was Executive Vice President of First City National Bank of Houston's energy division, and later, the special loans division. Mr. Wagner served on the Board of Directors of Electric City Corp. from 2001 until 2005 and of Blue Dolphin Energy Corp. from 2001 until 2004. Mr. Wagner also serves as a director of two non-profit organizations: The Jung Center of Houston and Opus Archives and Research Center. Mr. Wagner is a graduate of Holy Cross College and the Stern School of Business at New York University.

        Mr. Wagner has forty years of experience in banking and corporate finance. His experience lends unique insights into the Company's financial management as well as its banking and other financial arrangements with the capital markets. Additionally, Mr. Wagner has experience serving on other public company boards.

The Board of Directors recommends that stockholders vote FOR the Directors listed above in Proposal Number 1.

 Meetings of the Board and Committees

        During the year ended December 31, 2012, the Board held five regular meetings and five special meetings. At each regularly scheduled meeting of the Board, the non-management directors, each of whom is independent, met separately from management in executive session under the direction of Mr. Myers, the Chair of the Audit Committee and Lead Director. Members of the Board are encouraged to attend the Annual Meeting and all members of the Board attended the Annual Meeting in 2012. Additional information regarding the determination of director independence is set forth below under "Corporate Governance—Independence." Each director attended at least 75% of the aggregate of the number of meetings of the Board and the Board committees of which he or she was a member that took place during his or her term of office.

        The Board has several committees. Each of these committees and their members are described below. The Board has adopted a written charter for each of these committees which, together with the Board's Governance Standards and Independence Guidelines, are available on the Company's website at http://www.comfortsystemsusa.com, or by writing to Comfort Systems USA, Inc., Office of the General Counsel, 675 Bering, Suite 400, Houston, Texas 77057.

  Audit Committee

        The Audit Committee, which held nine regular meetings during 2012, reviews with management and the independent auditors the Company's quarterly and annual financial statements, the scope of the audit, any comments made by the independent auditors and such other matters as the committee deems appropriate. In addition, the Audit Committee reviews the performance and retention of the Company's independent auditors and reviews with management those matters relating to compliance with corporate policies, as the committee deems appropriate. The Audit Committee reviews and reassesses the adequacy of its charter every year and has done so for 2013.

        The members of the Audit Committee are Messrs. Myers, Krusi, Schultz, Tang, and Wagner and Ms. Skidmore, none of whom is or has been an executive officer or employee of the Company at any time. The Board has determined that the committee consists entirely of directors who meet the independence requirements of the NYSE's listing standards, the Board's Independence Guidelines (discussed below at "Corporate Governance—Independence") and the rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, the Board has determined that each member of the Audit Committee is financially literate, and based on accounting or related financial management expertise, that each of Messrs. Myers, Krusi, Schultz, Tang, and Wagner and Ms. Skidmore are audit committee financial experts.

  Compensation Committee

        The Compensation Committee, which held five regular meetings and four special meetings during 2012, establishes and administers the Company's executive compensation program and reviews and advises the Board with respect to major organizational changes, leadership development and leadership succession, excepting succession of the Chief Executive Officer, which is overseen by the Governance and Nominating Committee. The Compensation Committee establishes and regularly reviews the compensation levels of executive officers and other key managers, and also reviews incentive awards. The members of the committee are Messrs. Anderson, Bulls, Krusi, Myers, and Tang, none of whom is or has been an executive officer or employee of the Company at any time. The committee has the authority to hire a professional consultant to review and analyze the Company's compensation programs. In 2012, the Committee retained Pearl Meyer & Partners to advise the Committee during its review of the Company's long-term incentive compensation. The Committee's work with Pearl Meyer & Partners is described in greater detail below in the subsection titled "Independent Compensation Consultant." Further, as discussed below in the section titled "Compensation Discussion and Analysis" the Compensation Committee consults with executive management in developing compensation plans for the Company. The Board has determined that the Compensation Committee consists entirely of directors who meet the independence requirements of the NYSE listing standards, the Board's Independence Guidelines, and the rules and regulations under the Exchange Act.

  Governance and Nominating Committee

        The Governance and Nominating Committee, which held three regular meetings and three special meetings during 2012, evaluates the structure and membership of the Board, evaluates candidates for nomination to the Board as appropriate with an emphasis on diversity of viewpoint and professional experience, reviews the compensation structure for the non-employee directors and the frequency and content of meetings, establishes and reviews the Company's succession plan for its Chief Executive Officer, and makes recommendations to the Board on all such matters. Although the committee does not have a formal diversity policy, the committee works to maintain a Board that is diverse in viewpoint and professional experience. The committee periodically examines the composition of the Board to ensure that the Board, taken as a whole, has the necessary skills and experience to steer the Company toward its stated objectives. Directors are nominated or elected by the Board, and stockholders may nominate directors as described further in "Corporate Governance—Director Nomination by Stockholders." The committee identifies Board candidates through a variety of formal and informal channels. The committee has the authority to hire a professional search firm to help identify candidates with specific qualifications; although it has no current engagement with any such firm, the committee worked with a third-party search firm in 2012 to identify potential directors. The third-party search firm retained by the committee recommended Ms. Skidmore and Mr. Tang as new directors based on criteria established by the Committee. The members of the committee are Messrs. Schultz, Anderson, Bulls, and Wagner and Ms. Skidmore, each of whom the Board has determined to meet the independence requirements of the NYSE listing standards, the Board's Independence Guidelines, and the rules and regulations under the Exchange Act.

  Finance Committee

        The Finance Committee, which did not hold a meeting in 2012, is authorized by the Board to consult with management and advise the Board on all matters pertaining to the Company's capital structure and certain acquisitions. The members of the committee are Messrs. Murdy, Giardinelli, Krusi, and Myers. Messrs. Albers and McCoy serve as advisory members of the Finance Committee (described further under "Corporate Governance—Advisory Directors" below).

Corporate Governance

        The Board believes the purpose of corporate governance is to maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices that the Board believes promote this purpose, are sound practices, and represent best practices. The Board continually reviews these governance practices, Delaware law (the state in which the Company is incorporated), the rules and listing standards of the NYSE and SEC regulations, and best practices suggested by recognized governance authorities. The corporate Governance Standards are posted on the Company's website at http://www.comfortsystemsusa.com and are also available upon request to Comfort Systems USA, Inc., Office of the General Counsel, 675 Bering, Suite 400, Houston, Texas 77057.

  Code of Ethics

        The Company adopted the Compliance Policy in 1997, the year the Company was founded. That policy, with subsequent amendments, remains in effect and applies to the Company's directors, officers and employees who are subject to disciplinary action, including termination, for violations of the policy. The policy forms the basis of the Company's ethics and compliance program and covers a wide range of areas. Many Company policies are summarized in the Compliance Policy including conflict of interest, insider trading, confidentiality, and compliance with all laws and regulations applicable to the conduct of the Company's business. Any amendments to the Compliance Policy or the grant of a waiver from a provision of the policy requiring disclosure under applicable SEC rules will be disclosed to the public. The Compliance Policy is posted under the "Governance" tab of the Company's website at http://www.comfortsystemsusa.com and is also available upon request to Comfort Systems USA, Inc., Office of the General Counsel, 675 Bering, Suite 400, Houston, Texas 77057.

  Independence

        The Board has adopted Independence Guidelines to assist the Board in making independence determinations relating to members of the Board. The criteria are consistent with the NYSE listing standards regarding director independence. For a director to be considered independent, the Board must determine that the director does not have a material relationship, directly or indirectly, with the Company. The Independence Guidelines are published on our website, http://www.comfortsystemsusa.com, and are also available by written request to Comfort Systems USA, Inc., Office of the General Counsel, 675 Bering, Suite 400, Houston, TX 77057.

        The Board has considered the independence of its members in light of the Independence Guidelines and the rules and regulations under the Exchange Act and NYSE, including each director's affiliations and relationships, and has determined that Messrs. Anderson, Bulls, Krusi, Myers, Schultz, Tang, and Wagner and Ms. Skidmore, who together constitute a majority of the Board, qualify as independent directors of the Company.

  Advisory Directors

        Since 2007, the Board has followed a practice of inviting two of the Company's subsidiary presidents to attend meetings of the Board in an advisory capacity to provide the directors additional insight into the Company's daily operations and current industry trends. Currently, Tim Albers and Mike McCoy serve as advisory directors. Mr. Albers is the President of Quality Air Heating and Cooling, Inc., and Mr. McCoy is the President of ACI Mechanical, Inc. As advisors to the Board, Messrs. Albers and McCoy do not vote on proposals before the Board and do not have a significant policy-making function.

  Director Nomination by Stockholders

        The Board will consider director candidates recommended by stockholders for inclusion on the slate of directors nominated by the Board. Any stockholder may submit one candidate for consideration in conformity with the Bylaws and as set forth hereafter under the caption "Stockholder Proposals." Stockholders desiring to recommend a candidate must submit the recommendation to the Governance and Nominating Committee c/o the Corporate Secretary, Comfort Systems USA, Inc., 675 Bering, Suite 400, Houston, Texas 77057. If a nominating stockholder is not a record holder, the stockholder must provide the same evidence of eligibility as set forth in Exchange Act Rule 14a-8(b)(2).

        At the time the nominating stockholder submits the recommendation, the candidate must submit all personal information that the Company would be required to disclose in a proxy statement in accordance with Exchange Act rules. In addition, at that time the candidate must:

  •
  Certify that he or she meets the requirements to be: (a) independent under the NYSE's listing standards and the Board's Independence Guidelines, (b) a non-management director under Rule 16b-3 of the Exchange Act, and (c) an outside director under Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, and pertinent regulations promulgated thereunder by the Internal Revenue Service (collectively, the "Code");

  •
  Consent to serve on the Board, if nominated and elected; and

  •
  Agree to complete, upon request, a customary director's questionnaire.

        The Governance and Nominating Committee will evaluate any candidate recommended by a stockholder to determine whether he or she is highly qualified. Particular consideration will be given to those individuals who have substantial achievement in their personal and professional pursuits and whose talents, experience, and integrity would be expected to contribute to the best interests of the Company and to long-term stockholder value. Without limitation, the committee recommends individuals who have a general management focus, have specialization in the Company's principal business activities or finance, have significant experience in issues encountered by public companies, and who could contribute to the diversity of the Board. The committee evaluates candidates recommended by stockholders in the same way it evaluates candidates proposed from other sources.

  Communications with the Board

        Stockholders and other interested parties may communicate directly with the Board by writing to Comfort Systems USA, Inc., Board of Directors, 675 Bering, Suite 400, Houston, Texas 77057. The Chairman of the Board will review these communications and will determine appropriate steps to address them. A stockholder wishing to communicate directly with the non-management members of the Board may address the communication to "Non-Management Directors, c/o Board of Directors" at the address listed above. These communications will be handled by the Chair of the Audit Committee, who is currently designated to preside at meetings of non-management directors. Finally, communications can be sent directly to individual directors by addressing letters to their individual name, c/o the Board of Directors, at the address listed above.

  Board Leadership Structure and the Board's Role in Risk Oversight

        The Board has determined that it is currently in the best interest of the Company for the position of Chairman of the Board to be filled by the Company's former Chief Executive Officer, William F. Murdy. Mr. Murdy retired as Chief Executive Office in December 2011 after serving as the Company's Chief Executive Officer for more than eleven years, and he continues as the Company's Chairman of the Board under the Board's approved management succession plan. The Board believes that Mr. Murdy continuing to serve as the Company's Chairman of the Board will be an effective transition device for the Board and management. Further, Messrs. Murdy and Lane have developed a productive working relationship and effectively transitioned the Chief Executive Officer position under the management succession plan; the Board believes that their rapport will allow for effective communication between the Board and management and foster an efficient and productive relationship between the Board's strategic role and management's control of daily operations, while retaining Mr. Murdy's knowledge of the Company's business and industry and using his knowledge to the Company's best advantage.

        To ensure a strong and independent Board, the Company also has a Lead Director. The Chair of the Audit Committee is designated to serve as Lead Director. Accordingly, Mr. Myers is currently Lead Director. The Lead Director presides at executive sessions of the Board, serves as the liaison between the Chairman of the Board and the other directors, and advises the Chairman of the Board with respect to the schedule, agenda and information for Board meetings.

        In connection with its annual self-evaluation, the Board considers whether the current leadership structure continues to be appropriate for the Company. The Board believes that directors should be responsive to the Company's evolving circumstances and objectives, and adapt the Board's leadership structure when necessary.

        The Company's full Board is actively involved in overseeing the Company's risk management process and the Company's risk appetite. These activities are aligned with the Company's strategy. Additionally, the Audit Committee, Compensation Committee, and Governance and Nominating Committee consider risks that fall within their respective areas of responsibilities. A group of the Company's top executives serve on a committee (the "Risk Committee") that is directly responsible for the Company's risk management process. The Company's President and Chief Executive Officer, a member of the Board, serves on the Risk Committee; however, the Risk Committee is a committee of management, not of the Board. The Risk Committee meets at least annually to define and improve the risk-mapping process and considers any appropriate updates at least quarterly. Any risks that are identified through the Company's compliance and ethics program are included in the Risk Committee's processes, along with operational, financial, and strategic risks. The Risk Committee presents comprehensive reports directly to the Board at least annually.

Director Compensation for 2012

        In 2012, each director who is not an employee of the Company or one of its subsidiaries received a quarterly retainer of $7,500 ($8,500 if the director chairs a committee or $12,500 if the director chairs the Audit Committee and also serves as the Lead Director). Directors received $3,000 for attendance at each Board meeting, $2,000 for each committee meeting (unless held on the same day as a Board meeting or other committee meeting, in which case the director is only paid for one of the meetings occurring on that date), and $1,000 for each telephonic meeting or telephonic attendance at a meeting. As Chairman of the Board, Mr. Murdy was paid a flat director fee of $120,000. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in connection with Board and committee meetings.

        In 2013, the non-employee directors will be paid, in equal quarterly increments, a flat annual fee calculated as follows: $50,000 for general service on the Board; $5,000 per committee membership, provided that the annual payment for committee membership will in no event exceed $10,000; $10,000 to serve as the chair of a committee (except the Finance Committee); $10,000 for service as the lead director; and $20,000 for service as the chairman of the board. Directors will no longer be paid for attendance at Board or committee meetings. Under the new metric, the non-employee directors will receive annual fees ranging from $50,000 to $80,000. The Governance and Nominating Committee implemented the new pay structure because it is consistent with current trends in director compensation, decreases administrative obligations, and encourages directors to view their role as an ongoing commitment.

        The Company's Amended and Restated 2006 Equity Compensation Plan for Non-Employee Directors, which was adopted by the Board and approved by stockholders in May 2008, provides that each non-employee director who continues in office or is first elected at an annual stockholder meeting receives a grant of 10,000 shares of Common Stock, vesting immediately upon grant. The Board has adopted stock ownership guidelines that require directors to own not less than (i) 1,000 shares of stock within ninety days of their initial election by stockholders; (ii) 10,000 shares by the second anniversary of the director's election; and (iii) 20,000 shares by the fourth anniversary of the director's initial election. All directors currently comply with these ownership requirements.

        Directors who are employees of the Company or one of its subsidiaries receive no additional compensation for serving as directors. The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company's non-employee directors during 2012.

Name(1)	Director Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Director Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Darcy G. Anderson	$64,000	$93,400	$0	$0	$0	$157,400
Herman E Bulls	$62,000	$93,400	$0	$0	$0	$155,400
Alan P. Krusi	$59,000	$93,400	$0	$0	$0	$152,400
William F. Murdy	$120,000	$93,400	$0	$0	$14,144	$227,544
Franklin Myers	$76,000	$93,400	$0	$0	$0	$169,400
James H. Schultz	$64,000	$93,400	$0	$0	$0	$157,400
Constance E. Skidmore	$5,500	$0	$0	$0	$0	$5,500
Vance W. Tang	$5,500	$0	$0	$0	$0	$5,500
Robert D. Wagner, Jr.	$60,000	$93,400	$0	$0	$0	$153,400

(1)
Messrs. Lane and Giardinelli also serve as members of the Board, but were employees of the Company or one of its subsidiaries in 2012, and received no additional compensation for their service. Messrs. Albers and McCoy, as advisors to the Board, receive no compensation for their service.

(2)
Represents grants of 10,000 shares of Common Stock subject to immediate vesting. For a discussion of valuation assumptions, see Note 14 to our consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2012. The aggregate grant date fair value of the equity awards was computed in accordance with FASB ASC Topic 718.

(3)
For Mr. Murdy, represents health insurance benefit payments. Further, the Company maintains a visiting director's office for all members of the Board at its headquarters in Houston, Texas. The office is available on a first-come-first-served basis for all directors. In accordance with SEC regulations, perquisites that in the aggregate total less than $10,000 are not required to be disclosed.

PROPOSAL NUMBER 2
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee has re-appointed Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2013. Ernst & Young LLP was the Company's independent auditor for the year ended December 31, 2012.

        We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.

        The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2013. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection, but it still may decide to retain Ernst & Young LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and its stockholders.

Relationship with Independent Auditors

        The Audit Committee has selected Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 2013. Ernst & Young LLP acted as independent auditors for the Company for the year ended December 31, 2012. Fees to the Company and its subsidiaries for professional services rendered by Ernst & Young LLP during 2012 and 2011 were as follows:

Description	2012	2011
Audit Fees	$1,260,428	$1,104,263
Audit-Related Fees	$0	$0
Tax Fees	$3,437	$6,105
All Other Fees	$0	$0

        In 2011 and 2012, services under the caption "Tax Fees" consisted principally of fees related to tax advice.

        The Audit Committee has established pre-approval policies and procedures applicable to all services provided by the Company's independent auditors to the Company, pursuant to which the committee reviews for approval each service expected to be provided by the independent auditors, and is provided with sufficient detailed information so that it can make well-reasoned assessments of the impact of the services on the independence of the auditors. In 2012, all of the fees paid to the Company's auditors were approved by the Audit Committee. Pre-approvals include pre-approved cost levels or budgeted amounts (or a range of cost levels or budgeted amounts). Any proposed service that would exceed pre-approved cost levels or budgeted amounts also requires pre-approval. Substantive changes in terms, conditions, or fees resulting from changes in the scope, structure or other items regarding pre-approved services will also be pre-approved if necessary. The pre-approvals may include services in categories of audit services (including consultation to support such audits), audit-related services (items reasonably related to the performance of the audit or review of the financial statements), tax services (tax compliance, tax planning, and tax advice), and other services (services permissible under the SEC's auditor independence rules, typically routine and recurring type services that would not impair the independence of the auditor).

The Board of Directors recommends that
stockholders vote FOR Proposal Number 2.

 PROPOSAL NUMBER 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE
OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE
COMPENSATION DISCLOSURE RULES OF THE SEC

        The Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the "Compensation Discussion and Analysis" ("CD&A") section of and elsewhere in this Proxy Statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been and continues to be to pay our Named Executive Officers based on Company performance. In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives' long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage executives' commitment to our long-range, strategic business goals. It is always the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles, and stockholder interests and concerns. As discussed further in the CD&A, the Compensation Committee retains compensation consultants and consults compensation databases to ensure that compensation for key positions is properly aligned with market expectations. Further, the Company's commitment to aligning pay to performance can be seen in the overall trend of its Named Executive Officers' compensation.

        As described in the CD&A, we believe our compensation program is effective, appropriate, and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to the Named Executive Officers (including potential payouts upon a termination or change of control) are reasonable and not excessive. As you consider this Proposal Number 3, we urge you to read the CD&A section of this Proxy Statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of the Named Executive Officers, and to review the tabular disclosures regarding Named Executive Officer compensation together with the accompanying narrative disclosures in the "Summary of Executive Compensation" section of this Proxy Statement.

        Congress has enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank"), which requires a non-binding advisory "Say on Pay" vote and gives our stockholders the opportunity to express their views on the compensation of the Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies, and practices described in this Proxy Statement. We welcome the opportunity to give our stockholders an opportunity to provide us with such a vote on executive compensation at the Annual Meeting.

        As an advisory vote and as prescribed by Dodd-Frank, Proposal Number 3 is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee, and will not require the Board or the Compensation Committee to take any action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for Named Executive Officers. In particular, to the extent there is any significant vote against the Named Executive Officers' compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. Unless the Board modifies its policy on the frequency of "Say on Pay" votes, the next "Say on Pay" vote will be held in 2014.

The Board of Directors recommends that
stockholders vote FOR Proposal Number 3.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information about the beneficial ownership of shares of Common Stock as of March 1, 2013 (i) individually by the Chief Executive Officer, each of the other executive officers of the Company in 2012 as named in the Summary Compensation Table (the "Named Executive Officers"), and current directors and nominees for director of the Company, (ii) by all executive officers and directors of the Company as a group, and (iii) each person known to the Company as reported on schedules filed with the SEC to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company.

        Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner(s)(1)	Shares Owned as of March 1, 2013		Shares Subject to Options Which Are or Will Become Exercisable Prior to April 30, 2013		Total Beneficial Ownership		% of Class(2)
William F. Murdy	259,869	(3)	205,196	(4)	465,065		1.2%
William George	105,795	(5)	133,126	(6)	238,921		*
Brian E. Lane	112,410	(7)	104,084	(8)	216,494		*
Alfred J. Giardinelli, Jr	170,616	(9)	0		170,616		*
Trent T. McKenna	35,833	(10)	65,428	(11)	101,261		*
Julie S. Shaeff	54,671	(12)	40,247	(13)	94,918		*
James H. Schultz	45,000		40,000	(14)	85,000		*
Herman E. Bulls	42,500		40,000	(15)	82,500		*
Franklin Myers	55,000		20,000	(16)	75,000		*
Robert D. Wagner, Jr.	50,000		20,000	(17)	70,000		*
Alan P. Krusi	42,000		0		42,000		*
Darcy G. Anderson	35,000		0		35,000		*
Constance E. Skidmore	0		0		0		*
Vance W. Tang	0		0		0		*

All executive officers and directors as a group (14 persons)	1,008,694		668,081		1,676,775		4.5%

Artisan Partners Holdings LP					2,733,094	(18)	7.3%
Artisan Investment Corporation
Artisan Partners Limited Partnership
Artisan Investments GP LLC
ZFIC, Inc.
Andrew A. Ziegler
Carlene M. Ziegler
Artisan Partners Funds, Inc.
875 East Wisconsin Avenue, Suite 800 Milwaukee, Wisconsin 53202
Barrow, Hanley, Mewhinney & Strauss, LLC					2,664,441	(19)	7.2%
2200 Ross Avenue, 31st Floor Dallas, Texas 75201-2761
BlackRock Inc.					2,973,653	(20)	8.0%
40 East 52nd Street New York, New York 10022

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner(s)(1)	Shares Owned as of March 1, 2013	Shares Subject to Options Which Are or Will Become Exercisable Prior to April 30, 2013	Total Beneficial Ownership		% of Class(2)
Capital Research Global Investors			2,476,000	(21)	6.6%
333 South Hope Street Los Angeles, California 90071
Goldman Sachs Asset Management, L.P.			2,321,837	(22)	6.2%
GS Investment Strategies, LLC
200 West Street New York, New York 10282
JPMorgan Chase & Co.			2,321,983	(23)	6.2%
270 Park Avenue New York, New York 10017
Praesidium Investment Management Company, LLC			2,995,330	(24)	8.0%
Peter Uddo
Kevin Oran
747 Third Avenue New York, NY 10017
T. Rowe Price Associates, Inc.			2,240,490	(25)	6.0%
100 E. Pratt Street Baltimore, Maryland 21202
The Vanguard Group, Inc.			2,237,578	(26)	6.0%
100 Vanguard Blvd. Malvern, Pennsylvania 19355

*
Less than 1%.

(1)
Except as noted, the address of each person is c/o Comfort Systems USA, Inc., 675 Bering, Suite 400, Houston, Texas 77057.

(2)
Calculated using total outstanding shares as of March 1, 2013, which was 37,244,066 (excluding 3,879,299 shares held in treasury).

(3)
Includes 49,869 shares of Common Stock issued pursuant to performance restricted stock grants that remain subject to tenure and performance vesting.

(4)
Includes 43,970 options with an exercise price of $11.94; 41,279 options with an exercise price of $13.15; 49,347 options with an exercise price of $11.00; 43,564 options with an exercise price of $12.46; and 27,036 options with an exercise price of $13.87.

(5)
Includes 22,970 shares of Common Stock issued pursuant to performance restricted stock grants that remain subject to tenure and performance vesting and 16,821 shares underlying restricted stock units that remain subject to tenure vesting.

(6)
Includes 30,000 options with an exercise price of $6.38; 19,302 options with an exercise price of $11.94; 18,120 options with an exercise price of $13.15; 21,662 options with an exercise price of $11.00; 19,124 options with an exercise price of $12.46; 12,767 options with an exercise price of $13.87; and 12,151 options with an exercise price of $11.21.

(7)
Includes 24,547 shares of Common Stock issued pursuant to performance restricted stock grants that remain subject to tenure and performance vesting and 20,071 shares underlying restricted stock units that remain subject to tenure vesting.

(8)
Includes 10,000 options with an exercise price of $6.38; 12,039 options with an exercise price of $11.94; 11,369 options with an exercise price of $13.15; 19,389 options with an exercise price of $11.00; 19,124 options with an exercise price of $12.46; 14,081 options with an exercise price of $13.87; and 18,082 options with an exercise price of $11.21.

(9)
Includes 1,600 shares of Common Stock held in a trust for Mr. Giardinelli's children.

(10)
Includes 8,853 shares of Common Stock issued pursuant to performance restricted stock grants that remain subject to tenure and performance vesting and 7,627 shares underlying restricted stock units that remain subject to tenure vesting.

(11)
Includes 5,000 options with an exercise price of $6.64; 20,000 options with an exercise price of $6.38; 6,870 options with an exercise price of $11.94; 6,488 options with an exercise price of $13.15; 7,756 options with an exercise price of $11.00; 7,599 options with an exercise price of $12.46; 4,844 options with an exercise price of $13.87; and 6,871 options with an exercise price of $11.21.

(12)
Includes 8,853 shares of Common Stock issued pursuant to performance restricted stock grants that remain subject to tenure and performance vesting and 4,817 shares underlying restricted stock units that remain subject to tenure vesting.

(13)
Includes 7,655 options with an exercise price of $11.94; 7,201 options with an exercise price of $13.15; 8,608 options with an exercise price of $11.00; 7,599 options with an exercise price of $12.46; 4,844 options with an exercise price of $13.87; and 4,340 options with an exercise price of $11.21.

(14)
Includes 10,000 options with an exercise price of $7.00; 10,000 options with an exercise price of $6.49; 10,000 options with an exercise price of $12.90; and 10,000 options with an exercise price of $13.51.

(15)
Includes 10,000 options with an exercise price of $7.00; 10,000 options with an exercise price of $6.49; 10,000 options with an exercise price of $12.90; and 10,000 options with an exercise price of $13.51.

(16)
Includes 10,000 options with an exercise price of $12.90 and 10,000 options with an exercise price of $13.51.

(17)
Includes 10,000 options with an exercise price of $12.90 and 10,000 options with an exercise price of $13.51.

(18)
The nature of share ownership as of December 31, 2012 is reported in a Schedule 13G/A filed with the SEC on February 7, 2013.

(19)
The nature of share ownership as of December 31, 2012 is reported in a Schedule 13G filed with the SEC on February 11, 2013.

(20)
The nature of share ownership as of December 31, 2012 is reported in a Schedule 13G/A filed with the SEC on February 8, 2013.

(21)
The nature of share ownership as of December 31, 2012 is reported in a Schedule 13G/A filed with the SEC on February 13, 2013.

(22)
The nature of share ownership as of December 31, 2012 is reported in a Schedule 13G/A filed with the SEC on February 14, 2013.

(23)
The nature of share ownership as of December 31, 2012 is reported in a Schedule 13G/A filed with the SEC on January 15, 2013.

(24)
The nature of share ownership as of December 31, 2012 is reported in a Schedule 13G/A filed with the SEC on February 12, 2013.

(25)
Share ownership information as of December 31, 2012 as reported in a Schedule 13G/A dated February 12, 2013. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities.

(26)
The nature of share ownership as of December 31, 2012 is reported in a Schedule 13G/A filed with the SEC on February 11, 2013.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The Board has delegated to its Compensation Committee (referred to in this section simply as the "Committee") the duty of designing and overseeing the Company's executive compensation program. The Committee is comprised entirely of independent (pursuant to NYSE and SEC rules, and the Company's own Independence Guidelines) members of the Board. The Company's executive compensation program is designed to align the interests of Company executives with the interests of stockholders and to attract, motivate, and retain talented executives so the Company can achieve its best results and maximize stockholder return. The program is rooted in principles of "pay-for-performance," and all executive and senior officers of the Company are eligible to participate in the same executive compensation plans that are available to the Company's Chief Executive Officer.

Compensation Philosophy and Objectives

        The Committee evaluates each element of the overall executive compensation plan to ensure that it helps meet the Committee's objectives of:

  •
  holding cash compensation to a reasonable percentage of the Company's profits;

  •
  holding equity compensation to a reasonable percentage of the Company's total outstanding stock;

  •
  making certain that unnecessary and imprudent risks are avoided; and

  •
  minimizing turnover of senior-level Company employees.

        Against that backdrop, the Committee's philosophy is to:

  •
  pay competitive levels of salary and total compensation;

  •
  link executive pay to Company performance;

  •
  align the interests of management with the interests of stockholders; and

  •
  reward long-term results.

To achieve these objectives, the Committee implements a "pay-for-performance" philosophy using the guiding principles that: (i) compensation should be incentive-driven, with both a short-term and long-term focus; (ii) a significant portion of pay for senior officers should be "at risk"; (iii) the most significant portion of annual incentive compensation should be tied to the overall performance of the Company; and (iv) a portion of annual incentive compensation should be tied to individual performance criteria.

        The Committee believes that, due to the Company's unique position in its industry, there are no one-to-one comparables in the broader market for the purposes of determining appropriate compensation for its named executive officers. However, the Committee considers survey data in its review of executive compensation, as further discussed below in the sections titled "Use of Compensation Survey Data—Executive Compensation" and "Chief Executive Officer Compensation."

        Management, led by the CEO, at least annually makes recommendations to the Committee regarding the establishment and modification of compensation packages for individuals in the Company's senior management. The Committee considers management's recommendations during its regularly scheduled sessions, and may choose to adopt the recommendations or modify them at the Committee's sole discretion.

        The Company's named executive officers and other members of senior management serve as at-will employees of the Company without any guaranteed period of employment. However, the Committee believes that severance and change-in-control agreements provide appropriate assurances to attract and retain qualified and talented individuals to serve as the Company's executive officers, permit the Company's executive officers to focus fully on improving the Company's operations and long-term success, and preserve stockholder value by providing continuity of management during a transition period.

  Independent Compensation Consultant

        In 2012, the Committee retained Pearl Meyer & Partners ("PMP") to advise the Committee during its review of the Company's long-term incentive compensation practices, structure, and award levels. PMP has not provided any services for the Company other than those provided to the Committee, and the Committee determined that engaging PMP to assist the Company with reviewing its compensation practices did not implicate any conflicts of interest.

  Benchmarking

        In connection with its engagement by the Committee, PMP provided the Committee with comparative compensation information for companies it believed to be comparable to the Company and made recommendations on the Company's long-term incentive compensation policies for both its executive officers and senior management. At the Committee's direction, PMP worked with the Company's management to gather necessary data and to develop proposals for presentation to the Committee. PMP primarily provided the Committee with detailed analysis on the structure of the Company's long-term equity incentive plan in terms of design, metrics, and vesting schedules, and compared these features to comparable companies and PMP's understanding of best practices. Representatives of PMP participated in three of the Committee's meetings during 2012 to describe and discuss the results of their analysis. The Committee used the results of PMP's report when setting long-term incentive compensation levels, including performance- and time-based vesting criteria, for the Company's executive officers and senior management for 2012. Additionally, the Committee used salary data compiled by PMP during its review of the Company's long-term equity incentive plan when setting salary levels. The Committee's use of survey data when setting salary levels is described in greater detail in the section titled "Use of Compensation Survey Data—Executive Compensation."

  Consideration of Stockholder Advisory Vote and Recent Developments

        In designing the overall executive compensation plan, the Committee also considers stockholder input. While evaluating the Company's 2013 executive compensation plan, the Committee considered the 2012 stockholder advisory vote on the compensation paid to named executive officers. The Committee considered the outcome of that advisory vote—more than 80% in favor—to indicate that the Company's stockholders generally support the Company's overall approach to executive compensation.

        As previously described, the Committee retained an independent compensation consultant when designing the Company's 2012 long-term incentive compensation plan. Together with PMP, the Committee conducted an extensive review of the Company's long-term incentive compensation plan and adopted material revisions to its structure. The Committee believes that these changes, which have not yet been considered in an advisory vote by stockholders, encourage a focus on growing stockholder value and align management's interest with stockholders' interest.

        The Company continues to refine its compensation program to better align the program with the Company's compensation objectives and the Committee's compensation philosophy. In 2013, the Committee has retained PMP to assist in a review of the Company's short-term incentive compensation structure. Further, the base salaries paid to named executive officers were not increased for 2013.

 Elements of Compensation

        The Company's executive compensation program consists of four basic elements:

Compensation Element	Objective	Key Characteristics
Base Salary	• Provide a fixed level of cash compensation for performing day-to-day functions • Help the Company attract and retain strong executive talent	• Levels evaluated annually by the Compensation Committee • In 2012, base salaries were established in consultation with independent compensation consultant

Annual Incentive Plan	• Reward annual financial, operational, and individual performance	• Award targets are established as a percentage of base salary • Majority of award is based on objective, pre-established criteria related to the Company's EPS performance against target

Long-Term Incentive Awards	• Reward long-term Company performance • Encourage focus on growing stockholder value • Align management's interest with stockholders' interest • Encourage retention of key management employees

•

Awards are provided through a mix of stock options, time-vested restricted stock units, and dollar-denominated performance stock units

•

Stock options accrue value only if the price of the Company's common stock increases

•

Dollar-denominated performance stock units are earned based on objective, pre-established performance measures, including total shareholder return relative to certain comparable companies and EPS performance

•

Stock options and time-vested restricted stock units are subject to three-year vesting schedule; dollar-denominated performance stock units cliff vest at end of three-year performance period

Benefits	• Attract and retain key management employees	• Participation in health, welfare, and retirement benefit plans on the same terms as all employees at the Company's corporate office • Provide basic financial stability

        While salaries, together with health and related benefits, are designed to provide basic compensation and financial stability to the executives, the purpose of annual cash bonuses is primarily to encourage the executives to focus on the execution of the Company's business strategy and plan for the current year. Long-term incentives, including equity awards, are designed to align executives' interests with those of stockholders and thereby (i) strengthen their concern for the welfare of the Company over the longer term and (ii) encourage them to remain with the Company. Unlike annual bonuses, which, as discussed below, focus on short-term Company and individual performance, the equity awards and long-term incentives focus on sustained results and growing stockholder value.

  Relative Size of Major Compensation Elements

        The combination of base salary, annual incentive awards, and long-term incentive awards comprise total direct compensation. In setting executive officer compensation, the compensation committee considers the aggregate compensation payable to the executive and the form of the compensation. The compensation committee seeks to achieve the appropriate balance between immediate cash rewards and incentives for the achievement of both annual and long-term financial and non-financial objectives.

Allocation Among Components

        In 2012, the portion of the CEO's total compensation that was at risk is illustrated as follows:

        In 2012, the portion of the total of all other Named Executive Officers' total compensation that was at risk is illustrated as follows:

  Base Salary

        The Committee determines base salary by considering several factors: (i) the executive's individual experience; (ii) the executive's previous job performance; and (iii) the executive's individual skills. Only after weighing the previous three factors does the Committee consider comparable indicators. The Committee uses management's performance assessments, Company performance, third-party evaluations, and its own analysis of job performance to set each executive's base salary at least annually.

  Annual Incentive Bonus

        The Committee has designed an annual executive incentive compensation plan that is cash-based and pays for performance. The annual incentive compensation consists of two distinct elements. In 2012, the principal element of the plan rewarded the achievement of earnings-per-share ("EPS") target thresholds (the "Objective Bonus"). The second smaller element of the plan rewarded the achievement of certain performance metrics individualized for each executive (the "Subjective Bonus").

  Objective Standard

        The Committee uses certain EPS levels in setting objective short-term bonus targets for the Company's named executives. At the beginning of each fiscal year, the Committee sets a threshold for EPS, a target for EPS, and a maximum EPS. In fiscal year 2012, the threshold was $0.15, the target was $0.25, and the maximum was $0.75. If the EPS threshold is not met, no objective portion of the bonus is awarded. This EPS threshold is a minimum target, which means that if the EPS threshold is exceeded, the assigned percentage for each Named Executive Officer increases on a straight-line basis up to the maximum EPS level. The Committee establishes bonus levels among the Named Executive Officers by assigning certain base salary percentages to each EPS level. The senior Named Executive Officers (Messrs. George and Lane) are assigned greater base salary percentages than junior Named Executive Officers (Ms. Shaeff and Mr. McKenna). For fiscal year 2012, the base salary percentages for the senior Named Executive Officers were (as a percentage of base salary): threshold—18%; target—45%; and maximum—135%. For the junior Named Executive Officers, the base salary percentages were: threshold—8%; target—20%; and maximum—60%. Once set, the Committee has never previously adjusted the assigned base salary percentages or the EPS levels during the fiscal year; however, the Committee annually reserves the right to adjust these percentages if it believes that an adjustment is in the best interests of the Company. For the purpose of determining incentive compensation, EPS is calculated by excluding the following non-cash items: (A) goodwill impairment; (B) write-off of debt costs; (C) restructuring charges; and (D) any cumulative effect of a change in accounting principles.

        In setting the EPS target threshold, the Committee reviews management's recommendations and then considers the Company's historical financial performance as well as projections for the industry and other competing companies' historical financial performance and projections. The Committee strives to set EPS target thresholds that are aggressive but attainable with the intention that the Named Executive Officers will be encouraged to strive for continued improvements in Company performance, ultimately benefiting the stockholders of the Company, and to continue that push even after the EPS target threshold has been met. The Committee believes that the added value the Company and its stockholders enjoy with each movement of EPS above the EPS threshold is sufficient to justify the proportionate bonus increases to the Named Executive Officers. To determine the assigned percentages for each Named Executive Officer, in addition to historical and projected Company financial performance, the Committee considers the degree to which a Named Executive Officer's efforts and job function are expected to influence and contribute to the Company's financial performance. Senior Named Executive Officers are considered to have greater influence and control over Company financial performance, and, therefore, are assigned greater percentages than the junior Named Executive Officers.

        The Company's EPS for calculating incentive compensation targets for 2012 was $0.36, resulting in the senior Named Executive Officers receiving 64.8% of base pay under the EPS incentive award, which was 86.6% of their annual incentive bonus for 2012. For the junior Named Executive Officers, the EPS incentive award represented 28.8% of base pay and 59.0% of their annual incentive bonus for 2012.

        The potential and actual amounts awarded to each of the Named Executive Officers in 2012 are summarized in the table below.

		EPS Incentive Award Levels (as a % of Base Salary)
					EPS Incentive Awarded (as a % of Base Salary)
	Base Salary					EPS Incentive Awarded (in dollars)
Named Executive Officer		Threshold	Target	Maximum
Mr. Lane	$500,000	18%	45%	135%	64.8%	$324,000
Mr. George	$360,000	18%	45%	135%	64.8%	$233,280
Ms. Shaeff	$240,000	8%	20%	60%	28.8%	$69,120
Mr. McKenna	$273,750	8%	20%	60%	28.8%	$78,840

  Subjective Standard

        In addition to and independent of the objective portion of the annual cash bonus, each executive is eligible to receive a bonus based upon the subjective assessment of their achievement of personal performance goals and objectives.

        At the beginning of each fiscal year, each Named Executive Officer, including the CEO identifies individual performance goals and objectives for the upcoming year. Each NEO's individual performance goals are discussed and identified in consultation with the CEO, in the case of Messrs. George and McKenna, the CFO in the case of Ms. Shaeff and with the Board in the case of Mr. Lane. These goals and objectives vary depending on the roles and responsibilities for each Named Executive Officer. For fiscal year 2012, specific goals for each Named Executive Officer included:

Brian E. Lane

•

Achieve budgeted operating income and cash flow

•

Achieve budgeted EPS

•

Deliver certain service-targeted initiatives

•

Retain and implement advice from management consultants

•

Fill certain strategic positions with qualified candidates

•

Encourage innovation in identified strategic growth areas

•

Promote wider utilization of specific skills and capabilities within operating companies

•

Develop high-level training program for key management personnel

William George

•

Help operations achieve strategy benchmarks

•

Direct acquisition program and lead successful integration plans

•

Lead financial reporting team

•

Implement certain initiatives targeted to improve treasury function, tax function, human resources function, and information technology function

•

Achieve certain investor relations-targeted goals

Julie Shaeff	• Ensure financial reporting requirements and deadlines are met • Maximize participation in cost-to-complete meetings • Improve training and further develop accounting team

• Promote and improve relationships with key regional and operations personnel
Trent McKenna

•

Provide and manage improved legal services to operations

•

Provide better guidance and proactive outreach for the Board of Directors

•

Improve talent development for direct reports

•

Manage transition in risk management service provider

        The CEO presents a summary evaluation of the level of achievement of these goals to the Committee the following year. In addition, each Named Executive Officer receives performance feedback from their respective direct supervisors throughout the year and a formal performance review at the end of each year at which time the Named Executive Officer and his or her direct supervisor will evaluate the executive's satisfaction of the individual performance goals. The Committee places significant emphasis on these performance summaries in making compensation decisions regarding the subjective portion of the annual cash bonus. Throughout the year, the Committee may also consider any significant individual contributions of the Named Executive Officers and such executive's overall effectiveness.

        In executive session, the Committee reviews and discusses the performance summaries for each Named Executive Officer (or, in the case of Mr. Lane, reviews the Committee's evaluation of his performance over the past year), significant individual contributions and such executive's overall effectiveness. In the Committee's sole discretion, based on its subjective valuation of these factors, the Committee then awards a bonus to the Named Executive Officer within a set percentage range of such executive's annual base salary. For Messrs. Lane, and George, the range in 2012 was 0 to 10% of their annual base salary, for Ms. Shaeff and Mr. McKenna, the range in 2012 was 0 to 20% of such executive's annual base salary. Including a subjective portion in the bonus allows the Committee to recognize individual contributions, which the Committee believes provides an incentive to the Named Executive Officers to push themselves and their departments to perform above expectations, while also creating an element of accountability for inadequate performance.

        The Committee believes that objective measures such as EPS, when joined together with an additional component to reflect individual achievement, are appropriate measures for determining annual incentive bonuses. This two-part framework provides the executives with incentives to both achieve favorable results and sustain long-term growth for the Company, yet maintains the Committee's flexibility to award outstanding individual performance.

  Long-term Incentives

        In 2012, long-term incentive awards provided by the Company consisted of (i) stock options, (ii) time-vested restricted stock units ("RSUs"), and (iii) dollar-denominated performance stock units ("PSUs"), which are denominated in dollar amounts but are settled with the Company's stock based on the closing share price on the day of payment. The Committee designs the nature and distribution of its long-term incentive awards to encourage both performance and retention and to balance the performance compensation between the Company's performance relative to certain comparable companies, the Company's ongoing profitability, and the performance of the Company's Common Stock. The Committee believes that these awards promote a long-term view and further align the executives' interests with those of stockholders. The Committee adopted the 2012 long-term incentive awards based, in part, on input from PMP. Certain awards granted prior to 2012, which were structured differently than the 2012 awards, were eligible to vest during 2012 and are described in greater detail below in the subsection titled "Restricted Stock Vested in 2012."

        The Committee believes that long-term incentive compensation should be correlated with salary and short-term incentive compensation. As such, the Committee uses a percentage of each Named Executive Officer's base salary to determine the total dollar amount of the award of long-term incentive compensation to be granted to that Named Executive Officer. For 2012, the following percentage of base salary was used for each Named Executive Officer to determine the awards under the long-term incentive compensation plan: for Mr. Lane, 150% of base salary; for Mr. George, 140% of base salary; for Mr. McKenna, 100% of base salary; and for Ms. Shaeff, 75% of base salary. The long-term incentive award is then allocated among RSUs, stock options, and PSUs. In 2012, the award was allocated so that 30% of the long term compensation was in RSUs, 30% was in stock options, and 40% was in PSUs.

        The number of RSUs granted is then determined by dividing the total dollar amount of the RSUs to be granted by the closing price of the Company's stock on the date of grant. The number of stock options to be granted is determined by dividing the total dollar amount of the stock options to be granted by the value of the options on the date of grant. For administering the Company's equity plan and in order to meet Section 16 filing deadlines, the Company approximates the value the options as of the grant date by using a percentage derived from the historic relationship of stock price to the value of a stock option calculated using the Black-Scholes model. For 2012, that multiple was 37%. PSUs are denominated in dollars.

        As illustration, Mr. Lane's 2012 award of long-term incentive compensation was calculated as follows:

    Total Amount of Award: 150% of base salary of $500,000 equals $750,000.

    RSUs Awarded: 30% of $750,000 equals $225,000 in value of RSUs. $225,000 divided by $11.21 (the closing price of the Company's Stock on the date of grant) equals 20,071 RSUs.

    Stock Options Awarded: 30% of $750,000 equals $225,000 in value of stock options. $225,000 divided by $4.1477 (the approximate value of the stock options on the date of grant calculated by multiplying $11.21—the closing price of the Company's common stock—by 37%) equals 54,247. Note that, had the Black-Scholes value been used instead of the calculation described, Mr. Lane would have been granted 55,831 stock options.

    PSUs Awarded: 40% of $750,000 equals $300,000 in value of PSUs.

        The table below sets forth the long-term incentive compensation awards for each of the Company's Named Executive Officers:

Named Executive Officer	Base Salary	Salary Multiplier for Calculating Plan Awards	Number of Stock Options Awarded	Number of RSUs Awarded	Dollar Value of PSUs Awarded (at target)	Value of Awards under Plan (at target)
Mr. Lane	$500,000	150%	54,247	20,071	$300,000	$750,000
Mr. George	$360,000	140%	36,454	13,488	$201,600	$504,000
Ms. Shaeff	$240,000	75%	13,019	4,817	$72,000	$180,000
Mr. McKenna	$285,000	100%	20,614	7,627	$114,000	$285,000

  Stock Options

        The Committee believes that stock options serve a valuable purpose in aligning management's interests with stockholders' interests. All stock option awards vest over time; as such, they serve as a retention device as well as an incentive for Company performance. The Company generally recognizes an income tax deduction when an executive exercises a stock option.

        The Company has never timed grants of options in coordination with the release of non-public information nor has it timed its release of non-public information for the purpose of affecting the value of executive compensation. In August 2006, the Committee adopted policies further clarifying its procedures for pricing stock option grants. These policies codified the Company's past practices and further ensured that stock option grants would continue to be priced on the date of grant. The policies require that all grants are priced as of the closing market price on the date of the Committee's meeting authorizing the grant or the closing market price on the date that the final signed consent authorizing a grant of equity is received in the Company's offices. The Committee considers management recommendations when determining the number of options to be granted to employees. During 2012, the Committee granted options to the Named Executive Officers. The grants were made and priced equal to the closing price of the Company's stock on the day the Committee approved the award. The option awards were granted on a three-year equal vesting schedule and expire ten years from the date of grant.

        As described above, the Named Executive Officers received 30% of their long-term incentive compensation for 2012 in the form of stock options.

  Restricted Stock Units

        The RSUs granted in 2012 are scheduled to vest in equal amounts over a three-year vesting schedule, subject to the officer's continued employment, and may not be sold or otherwise transferred until vested. The Company will issue one share of Common Stock for each RSU upon its vesting.

        As described above, the Named Executive Officers received 30% of their long-term incentive compensation for 2012 in the form of RSUs.

  Performance Stock Units

        Upon vesting, PSUs will be settled by granting Named Executive Officers shares of the Company's stock, with the number of such shares determined by dividing the dollar denomination of vested PSUs (which may be up to 200% of the original dollar denomination of such PSUs) by the closing price of the Company's stock on the date of settlement. Vesting of the PSUs is based on the two metrics set forth in the table below, both of which are measured over a three-year performance period:

Performance Measure	Measurement	Percentage of Performance Award Subject to Measure
Earnings Per Share	Company's actual EPS performance relative to budgeted EPS performance	50%
Relative Total Shareholder Return	Company's performance relative to identified peer group*	50%

*
For purposes of measuring the Company's relative total shareholder return in 2012, the identified group of comparable companies consists of: Aegion Corp; Barnes Group Inc.; Dycom Industries; Encore Wire Corporation; GATX Corporation; Granite Construction; Great Lakes Dredge; Greenbrier Companies; Layne Christensen; Myr Group Inc.; Pike Electric; Primoris Service Corp; Wabash National; MasTec, Inc.; and Cubic Corporaiton.

        The EPS measure, which is similar to the measure used for performance stock grants prior to 2012, compares the Company's actual EPS performance against its budgeted EPS performance over a three-year performance period. For each year in the performance period, the Company's actual EPS performance is compared against the budgeted EPS and expressed as a percentage. The EPS percentages for each of the three years in the performance period are then averaged together to determine the final performance measure upon which the payout, if any, will be earned by the Named Executive Officers. The applicable final performance measures and possible stock settlement amounts are described in the chart below.

        The relative total shareholder return measure compares the Company's total shareholder return ("TSR") to the total shareholder return of an identified peer group and payouts are determined by the Company's rank relative to others in the group. For each year in the three-year performance period, TSR is calculated by determining the difference between the average closing price of a company's common stock during the first thirty consecutive days of the fiscal year and the last thirty consecutive days of the fiscal year. The calculation assumes that dividends are reinvested in additional shares. The Company's TSR is then compared against the TSR for other companies in the group and assigned a percentile ranking. The Company's TSR percentile ranking for each of the three years in the performance period are then averaged together to determine the final percentile ranking upon which the payout, if any, will be earned by the Named Executive Officers. The applicable TSR percentile rankings and possible stock settlement amounts are described in the chart below.

        The following chart shows the range of potential settlement of the PSUs based on the two performance measures. The potential settlements range from 0% to 200% of the target award.

	Relative Total Shareholder Return		Earnings per Share
Performance Level	Percentage of Target Earned	Performance Measure	Percentage of Target Earned	Performance Measure
Maximum	200%	75th Percentile or Above	200%	120% of Target or Higher
Target	100%	50th Percentile	100%	100% of Target
Threshold	50%	25th Percentile	25%	70% of Target
Below Threshold	0%	Below 25th Percentile	0%	Below 70% of Target

        As described above, the Named Executive Officers received 40% of their long-term incentive compensation for 2012 in the form of PSUs.

  Restricted Stock Vested in 2012

        In 2012, restricted stock granted as performance awards in 2009, 2010, and 2011 was eligible to vest. The 2009, 2010, and 2011 awards were granted on a three-year equal vesting schedule, and vest only if the Company meets certain performance requirements prior to each vesting period. Once the Company's performance threshold is met, the awards vest on a sliding scale from 0 to 100% of the portion scheduled to vest of the total award of performance stock based on the Company's achievement of performance thresholds on a straight-line basis. For example, an executive receiving an award of 3,000 shares could have 1,000 shares vest on the first vesting date, fail to have 1,000 shares vest on the second vesting date, but then the Company could improve performance and the executive could have the final 1,000 shares vest based on the Company meeting required performance targets.

        For each of these awards, the Committee had to determine, on the first scheduled vesting date, whether, for the prior 12-month period, the Company had positive earnings from its continuing operations. If the Company had not had positive earnings, each employee recipient would have immediately and irrevocably forfeited his or her performance stock award in its entirety. On each of the scheduled vesting dates, the Committee also compares the Company's 36-month performance including the most recent 12-month period to the Company's average 3-year trailing EPS target as set annually by the Committee in connection with the Company's Incentive Compensation Plan. If the Company has not achieved 60% of the average 3-year trailing target, each employee recipient immediately and irrevocably forfeits his or her performance stock award scheduled to vest on such date. If the Company has achieved between 60% and 80% of the average 3-year trailing target, the performance stock awards vest on a straight-line basis on a sliding scale of 0 to 100% of the portion of the award scheduled to vest.

        The performance stock grants vest in three equal tranches, so for each executive officer one-third of each of their 2009, 2010, and 2011 awards was eligible to vest. The Company's average 3-year trailing target was $0.59, resulting in a 60% to 80% target range of $0.36 to $0.47. For the purpose of determining incentive compensation, the Company's prior 12-month actual EPS was $0.21 and the 36-month average EPS was $0.53. As a result, the Company's prior 12-month and 36-month performance was sufficient to exceed the requisite range of the 3-year trailing target and, for each executive officer, 100% of eligible performance stock vested.

        For further information related to the performance shares that vested for each executive officer in 2012, see the section titled "Option Exercises and Stock Vested."

        Prior to 2009, dividends were paid on all shares of performance stock prior to vesting. Beginning in 2009, the Committee began to require that dividends be accrued but not paid until vested, and if the performance stock fails to vest, no dividends will be paid. All grants made prior to 2009, which therefore received dividends prior to vesting, have completed their vesting schedule; going forward dividends will not be paid on the remaining unvested performance stock unless and until it vests.

  Health and Related Benefits

        The Company's health and related plans include medical, dental, life, disability, eligibility to participate in the Company's 401(k) retirement plan, and accidental death and dismemberment coverage. The Company's health and related benefit programs are designed to be competitive with other similarly sized and situated companies. The plans offered to executive officers are offered through broad-based plans applicable to all employees. Within the Company's 401(k) retirement plan, the Company matches an employee's pre-tax contributions to the plan at a rate of 50% of up to 5% of an employee's annual pay or up to the maximum allowed contribution pursuant to 401(k) regulations.

  Perquisites

        The Company does not provide perquisites to any Named Executive Officers that are not provided to other employees. However, the Named Executive Officers are beneficiaries of increased levels of disability coverage that are only available to senior executives of the Company. The Company pays these increased premiums on behalf of the executives.

Rule of 75

        Beginning in 2008, the Company began issuing equity grants subject to the Rule of 75, which provides that if an executive retires from the Company at a time when the sum of his or her age and his or her years of service at the Company is greater than or equal to 75, then upon the executive's retirement, the executive will have been deemed to have satisfied the continuous employment requirement for any equity grant to vest. Pursuant to the Rule of 75, all equity grants will continue to vest only if certain performance measures are satisfied, but the requirement that the executive be employed by the Company at the time of vesting will be deemed to be satisfied. The Rule of 75 does not apply to equity grants awarded prior to 2008.

Change-in-Control and Severance Benefits

        The Company has provided each of the senior executives with severance as well as change-in-control benefits. These benefits are maintained to help ensure that the Company can retain talented executives as well as ensure that senior executives are not deterred from exploring opportunities that will result in maximum value for stockholders, including actions that may result in a change in senior executives' positions or standing in the Company. The Company believes that these benefits are reasonable and ultimately benefit stockholders.

        In 2008, the Committee terminated all executives' employment agreements and implemented a severance plan. In addition to providing outplacement assistance of up to $50,000 and reimbursing former executives' insurance premiums for continuing COBRA coverage under the Company's policies for up to twelve months if they do not have insurance coverage available through another employer, the plan provides for the Company's payment of the following lump-sum amount if an executive's employment is terminated by the Company without cause (as defined), and not due to death or disability:

  •
  Two times the sum of current base salary plus bonus (i.e., the greater of the average bonus paid during the last three years or the current annual incentive bonus) for the Chief Executive Officer or the President;

  •
  One and one-half times such amounts for the Chief Financial Officer, Chief Operating Officer, or an Executive Vice President;

  •
  One times such amounts for the Chief Accounting Officer, Chief Legal Officer or General Counsel, and certain specified Senior Vice Presidents; and

  •
  One-half times such amounts for any other employees who have been subject to reporting under Section 16 of the Exchange Act at the Company or otherwise designated by the Committee to participate in the plan, but not at a different participation level.

In the case of death or disability, the plan provides for the Company's payment of a one-time lump-sum amount equal to the executive's annual base salary.

        As part of the Company's termination of employment agreements, it also entered into change-in-control agreements with certain senior executives. The change-in-control agreements provide for payment to the executive upon a termination resulting in a change-in-control event or upon the executive's separation from the Company for the twelve-month period following a change-in-control event. These agreements provide for the Company's payment of the following lump-sum amount to an executive upon a change-in-control event that results in his or her resignation from the Company:

  •
  Two times the sum of current base salary plus bonus (i.e., the greater of the average bonus paid during the last three years or the current annual incentive bonus) for Messrs. Lane and George; and

  •
  One times such amounts for Ms. Shaeff and Mr. McKenna.

        Regardless of the reason for termination, the Named Executive Officers are subject to a one-year non-compete agreement. See the "Potential Termination Payments Upon Separation or a Change in Control" section later in this proxy statement for further information.

Use of Tally Sheets

        The Committee routinely uses tally sheets to assist it in analyzing the Named Executive Officers' total compensation, including salary, annual incentive compensation, and long-term incentive compensation. These tally sheets present the Committee with average annual values as well as total lifetime payout values related to cash as well as equity compensation in order to make comparisons as to all executives and their respective compensation levels.

Use of Compensation Survey Data—Executive Compensation

        Since 2010, annually the Committee reviews executive compensation levels based on competitive compensation data provided by Equilar, an information services firm with products focusing on analyzing and benchmarking executive and director information. In 2012, the Committee also considered compensation data provided by PMP in connection with its review of the Company's long-term equity incentive plan when setting base salary levels of Named Executive Officers. The Committee does not attempt to maintain executive compensation at a pre-defined percentile, but the Committee does use the comparative data in an effort to be better informed in its compensation-related decisions.

 Chief Executive Officer Compensation

        The Committee meets in executive session to evaluate the Chief Executive Officer's performance and determines his total compensation. The Committee conducts an assessment of the Chief Executive Officer's performance as well as an assessment of the Company's performance, and sets the Chief Executive Officer's salary based on the Committee's assessment of his relative performance. Although the Committee does not attempt to place the Chief Executive Officer's pay in any specific percentile of similarly situated executive pay, based on compensation data provided by Equilar, other general market survey data, and metrics provided by PMP to the Committee as part of PMP's review of the Company's long-term equity incentive plan, the Committee believes that the Chief Executive Officer's compensation is below the 25th percentile when compared to other companies in the peer group established by Institutional Shareholder Services.

Stock Ownership Guidelines

        In 2007, the Committee voted to substantially increase stock ownership guidelines for executive officers. Previously the Committee had required the ownership of 5,000 or more shares by the third anniversary of an executive's inclusion in the executive group that had stock ownership requirements. Effective March 31, 2008, the policy was amended to require that within three years of being appointed an executive or other key employee, or being promoted to a position requiring increased ownership, an executive is required to beneficially own Common Stock of the Company, which includes all outstanding vested and unvested options and stock, having a market value or cost basis, whichever is higher, equal to at least the following multiple of his or her base salary (for purposes of calculating this multiple, the actual compensation expense incurred by the Company related to the equity grant is used only if it is greater than the current market value of the equity grant):

Level	Base Salary Multiple
Chief Executive Officer	5
Chief Operating Officer	3
Chief Financial Officer	3
Chief Accounting Officer	1
General Counsel	1

As of December 31, 2012, each of the executive officers was in compliance with the stock ownership guidelines.

Executive Compensation Recovery Policy

        The Company's executive compensation recovery, or "clawback," policy provides that, to the extent permitted by applicable law, the Board may seek to recoup—or "claw back"—any cash compensation paid to executive officers and certain other officers identified by the Board where the payment was predicated upon the achievement of certain financial results that were satisfied based upon such officer's intentional fraudulent or illegal conduct. The Board shall have the sole discretion in determining whether the officer's conduct has or has not met any particular standard of conduct. The Board may, in its sole discretion after considering the best interests of the Company, determine not to recover such payment. In the event that a restatement of the Company's financial statements is required, the Company will seek to recover any compensation received by the Chief Executive Officer and Chief Financial Officer that is required to be recovered by Section 304 of the Sarbanes-Oxley Act of 2002.

Risk Considerations in our Compensation Policies

        The Committee regularly reviews our various compensation programs and has concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Committee considered the following: (i) balanced performance targets; (ii) the Company's "clawback" policy; (iii) the Company's required stock ownership guidelines; (iv) EPS performance metrics that are uniformly applied to all senior executives; and (v) three-year vesting periods for long-term incentive compensation.

Impact of Accounting and Tax Treatment on Compensation

        The Code limits the tax deduction that the Company may take for compensation paid to the Chief Executive Officer and the other four most highly compensated Named Executive Officers. The limit is $1.0 million per executive per year. However, performance-based compensation is excluded from the limitation. The Committee will continually monitor the future incentive compensation programs in relation to the qualified performance-based compensation tax treatment and in light of the flexibility needed to provide a proper framework for the awards. A portion of the incentive compensation awarded in 2012 may not qualify for tax deductibility under Section 162(m). The Committee believes this ability to exercise discretion is in the best interest of the Company and its stockholders.

Summary of Executive Compensation

        The following table includes information regarding the Named Executive Officers' total compensation during the 2012 fiscal year. For more information about the components of total compensation please refer to the following subsections of the "Compensation Discussion and Analysis" section:

  •
  "Base Salary" for information about salary;

  •
  "Annual Incentive Bonus" for information about bonus and other non-equity incentives;

  •
  "Long-term Incentives" for information about stock and option grants; and

  •
  "Health and Related Benefits" and "Perquisites" for all other compensation.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other ($)(5)	Total ($)
Brian E. Lane,	2012	$500,000	$0	$524,996	$218,615	$374,000	$0	$9,346	$1,626,957
President and Chief	2011	$375,000	$0	$351,563	$106,455	$37,500	$0	$118,248	$988,766
Executive Officer	2010	$302,833	$0	$285,932	$88,162	$103,662	$0	$37,634	$818,223
William George,	2012	$360,000	$0	$352,800	$146,910	$269,280	$0	$7,605	$1,136,595
Executive Vice President	2011	$340,000	$0	$318,747	$96,521	$34,000	$0	$7,508	$796,776
and Chief Financial Officer	2010	$305,000	$0	$394,732	$88,162	$104,404	$0	$7,526	$899,824
Julie S. Shaeff,	2012	$240,000	$0	$125,999	$52,467	$117,120	$0	$7,293	$542,879
Senior Vice President and	2011	$215,000	$0	$120,933	$36,621	$43,000	$0	$7,157	$422,711
Chief Accounting Officer	2010	$202,000	$0	$113,623	$35,031	$56,715	$0	$6,526	$413,895
Trent T. McKenna,	2012	$273,750	$0	$199,499	$83,074	$133,590	$0	$7,192	$697,105
Vice President, General	2011	$215,000	$0	$120,933	$36,621	$43,000	$0	$6,928	$422,482
Counsel, and Secretary	2010	$202,000	$0	$113,623	$35,031	$56,715	$0	$5,944	$413,313

(1)
Mr. Lane's 2010 salary reflects a blended salary: his salary was increased from $273,000 to $305,000 on April 1, 2010, and to $375,000 on December 1, 2010. Mr. McKenna's 2012 salary reflects a blended salary; his salary was increased from $240,000 to $285,000 on April 1, 2012.

(2)
This column does not reflect amounts the Named Executive Officers received or are entitled to receive during each of the years listed above. Rather, as required by applicable SEC rules, this column reflects the aggregate grant date fair value of the performance awards and restricted stock units (based on the probable outcome per accounting guidelines of the performance conditions as of the date of grant) granted to our Named Executive Officers in the applicable year. The aggregate grant date fair value of the equity awards was computed in accordance with FASB ASC Topic 718. See Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the 2012 fiscal year for a discussion of the relevant assumptions used in calculating the value of these awards. For these purposes, the fair value of the performance awards is computed based on performance at the target level.

The reported amounts for 2012 in the "Stock Awards" column reflect long-term incentive awards, consisting of RSUs and PSUs. The PSUs are denominated in dollars. The payouts, if any, earned by a Named Executive Officer will be paid out in stock based on the market value of the Company's Common Stock on the vesting date. PSUs vest if, and to the degree that, the Company meets certain objective, pre-established performance measures, including total shareholder return compared to certain comparable companies and EPS performance. The maximum value of the PSUs granted to the Named Executive Officers during 2012, assuming achievement of the highest level of performance, was $600,000 for Mr. Lane, $403,200 for Mr. George, $144,000 for Ms. Shaeff, and $228,000 for Mr. McKenna.

The RSUs vest in equal amounts over a three-year vesting schedule, subject to the Named Executive Officer's continued employment with the Company. The RSUs are subject to forfeiture in certain circumstances.

For more information on the RSUs and PSUs granted to Named Executive Officers during 2012, see the Grants of Plan-Based Awards table and related narrative and footnotes.

(3)
This column does not reflect amounts the Named Executive Officers received or are entitled to receive during each of the years listed above. Rather, as required by applicable SEC rules, this column reflects the aggregate grant date fair value of the stock options granted to the Named Executive Officers in the applicable year and was computed in accordance with FASB ASC Topic 718. The Option Exercises and Stock Vested table on page 27 provides information about the options exercised by Named Executive Officers during 2012. See Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the 2012 fiscal year for a discussion of the relevant assumptions made in valuing these awards. The aggregate grant date fair value will likely vary from the actual amount the Named Executive Officer receives based on a number of factors, including stock price fluctuations, timing of sale, and variances from valuation assumptions.

For more information on the stock options granted to Named Executive Officers during 2012, see the Grants of Plan-Based Awards table and related narrative and footnotes.

(4)
Reflects incentive compensation based upon certain performance criteria being met. In 2012, Messrs. Lane and George each received annual incentive compensation consisting of 72% of 90% of their respective annual base salaries as well as 100% of 10% of their respective annual base salaries. Ms. Shaeff and Mr. McKenna each received annual incentive compensation consisting of 72% of 40% of their respective annual base salaries as well as 100% of 20% of their respective annual base salaries.

(5)
The figures set out as "All Other" Compensation for 2012 are comprised of the following:

	401(k) Match	Executive Disability & Group Term Life	Fitness(1)
Brian E. Lane	$6,125	$2,981	$240
William George	$6,125	$1,240	$240
Julie S. Shaeff	$6,125	$928	$240
Trent T. McKenna	$6,125	$827	$240

(1)
Reimbursement of health-club dues pursuant to a wellness plan available to all employees in the Company's corporate headquarters.

Grants of Plan-Based Awards

        The following table provides information concerning the Company's administration of its annual and equity incentive plan during 2012. For further information related to grants of plan-based awards, see the section titled "Long-Term Incentives" and the section titled "Annual Incentive Bonus."

									All other stock awards: Number of shares of stock or units (#)(4)
										All other option awards: Number of securities underlying options (#)		Grant date fair value of stock and option awards ($)(5)
			Estimated possible payouts under non-equity incentive plan awards(2)			Estimated future payouts under equity incentive plan awards(3)					Exercise or base price of option awards ($/Sh)
		Date of Compensation Committee or Board Action
Name	Grant date(1)		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Brian E. Lane	1/1/12	12/15/11	$50,000	$275,000	$725,000	—	—	—	—	—	—	—
	3/26/12	3/26/12	—	—	—	$37,500	$300,000	$600,000	—	—	—	$300,000
	3/26/12	3/26/12	—	—	—	—	—	—	20,071	—	—	$224,996
	3/26/12	3/26/12	—	—	—	—	—	—	—	54,247	$11.21	$218,615
William George	1/1/12	12/15/11	$36,000	$198,000	$522,000	—	—	—	—	—	—	—
	3/26/12	3/26/12	—	—	—	$25,200	$201,600	$403,200	—	—	—	$201,600
	3/26/12	3/26/12	—	—	—	—	—	—	13,488	—	—	$151,200
	3/26/12	3/26/12	—	—	—	—	—	—	—	36,454	$11.21	$146,910
Julie S. Shaeff	1/1/12	12/15/11	$48,000	$96,000	$192,000	—	—	—	—	—	—	—
	3/26/12	3/26/12	—	—	—	$9,000	$72,000	$144,000	—	—	—	$72,000
	3/26/12	3/26/12	—	—	—	—	—	—	4,817	—	—	$53,999
	3/26/12	3/26/12	—	—	—	—	—	—	—	13,019	$11.21	$52,467
Trent T. McKenna	1/1/12	12/15/11	$54,750	$109,500	$219,000	—	—	—	—	—	—	—
	3/26/12	3/26/12	—	—	—	$14,250	$114,000	$228,000	—	—	—	$114,000
	3/26/12	3/26/12	—	—	—	—	—	—	7,627	—	—	$85,499
	3/26/12	3/26/12	—	—	—	—	—	—	—	20,614	$11.21	$83,074

(1)
For purposes of this column, the grant date for the non-equity incentive plan awards is the date the performance period began.

(2)
The amounts shown reflect the 2012 annual incentive plan awards. In December 2011, our Compensation Committee established target short-term bonus awards, expressed as a percentage of each executive's 2012 base salary. These awards are based on individual and Company performance targets for 2012, which are described in greater detail in the subsection titled "Annual Incentive Bonus." For purposes of this chart, it is assumed that each executive realizes 100% of the Subjective Bonus regardless of Objective Bonus realization.

(3)
These columns represent the long-term award opportunities under the PSU component of the Company's long-term incentive awards. The threshold amount is calculated based on the minimum amount that a recipient could earn if eligible for any portion of the PSUs to be paid and settled. For additional information about the Company's long-term incentive awards, see footnote 2 of the Summary Compensation Table and the subsection titled "Long-term Incentives."

(4)
This column shows the restricted stock unit component of the Company's long-term incentive awards.

(5)
For a discussion of valuation assumptions, see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012. For these purposes, the fair value of the performance awards is computed based on performance at the target level.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information concerning unexercised stock options and unvested performance restricted stock held at December 31, 2012.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(4)
Brian E. Lane	10,000		$6.38	5/18/2015
	12,039		$11.94	3/28/2017
	11,369		$13.15	3/26/2018
	19,389		$11.00	3/26/2019
	12,748	6,376	$12.46	3/25/2020
	7,041	14,081	$13.87	3/24/2021
		52,247	$11.21	3/26/2022
					20,071	$244,063
							48,402	$588,568
William George	30,000		$6.38	5/18/2015
	19,302		$11.94	3/28/2017
	18,120		$13.15	3/26/2018
	21,661		$11.00	3/26/2019
	12,748	6,376	$12.46	3/25/2020
	6,384	12,767	$13.87	3/24/2021
		36,454	$11.21	3/26/2022
					16,821	$204,543
							46,945	$570,851
Julie S. Shaeff	7,655		$11.94	3/28/2017
	7,201		$13.15	3/26/2018
	8,608		$11.00	3/26/2019
	5,065	2,534	$12.46	3/25/2020
	2,422	4,844	$13.87	3/24/2021
		13,019	$11.21	3/26/2022
					4,817	$58,575
							18,241	$221,811
Trent T. McKenna	5,000		$6.64	8/24/2014
	20,000		$6.38	5/18/2015
	6,870		$11.94	3/28/2017
	6,488		$13.15	3/26/2018
	7,756		$11.00	3/26/2019
	5,065	2,534	$12.46	3/25/2020
	2,422	4,844	$13.87	3/24/2021
		20,614	$11.21	3/26/2022
					7,627	$92,744
							17,900	$217,664

(1)
Mr. Lane's 6,376 unexercisable options are scheduled to vest on April 1, 2013; Mr. Lane's 14,081 unexercisable options are scheduled to vest in equal amounts on April 1st of 2013 2014; Mr. Lane's 52,247 unexercisable options are scheduled to vest in equal amounts on April 1st of 2013, 2014, and 2015. Mr. George's 6,376 unexercisable options are scheduled to vest on April 1, 2013; Mr. George's 12,767 unexercisable options are scheduled to vest in equal amounts on April 1st of 2013 and 2014; Mr. George's 36,454 unexercisable options are scheduled to vest in equal amounts on April 1st of 2013, 2014, and 2015. Ms. Shaeff's 2,534 unexercisable options are scheduled to vest on April 1, 2013; Ms. Shaeff's 4,844 unexercisable options are scheduled to vest in equal amounts on April 1st of 2013 and 2014; Ms. Shaeff's 13,019 unexercisable options are scheduled to vest in equal amounts on April 1st of 2013, 2014, and 2015. Mr. McKenna's 2,534 unexercisable options are scheduled to vest on April 1, 2013; Mr. McKenna's 4,844 unexercisable options are scheduled to vest in equal amounts on April 1st of 2013 and 2014; Mr. McKenna's 20,614 unexercisable options are scheduled to vest in equal amounts on April 1st of 2013, 2014, and 2015.

(2)
The market value of these shares is based on the $12.16 share price of the Company's common stock as of December 31, 2012. Includes time-vested restricted stock units granted in 2012 under the Company's long-term incentive award plan. Mr. George's number includes 3,333 restricted shares that remain unvested from a 2010 grant that was granted on a three-year vesting schedule and is not subject to performance requirements.

(3)
The performance restricted stock grants for each of the Named Executive Officers are subject to vest only if the Company achieves certain one-year performance measures as well as a three-year trailing average performance measure. These performance restricted stock grants are more fully described in the subsection titled "Performance Shares Vested in 2012" in the "Long-term Incentives" section of the Compensation Discussion and Analysis. These performance restricted stock grants were issued subject to the Rule of 75. For further information related to grants of plan-based awards subject to the Rule of 75, see the section titled "Rule of 75."

(4)
The market value of these performance shares is based on the $12.16 share price of the Company's common stock as of December 31, 2012.

Option Exercises and Stock Vested

        The following table provides information on option exercises and stock vested in 2012 related to the Named Executive Officers and the resulting value realized.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Brian E. Lane	3,750	$20,895	22,446	$251,634
William George	0	$0	26,895	$291,463
Julie S. Shaeff	20,000	$99,249	9,388	$99,591
Trent T. McKenna	0	$0	9,047	$95,833

(1)
The value realized on the exercise of stock options is the difference between the market price of the Company Common Stock at the time of exercise and the exercise price of the option.

(2)
The value realized on the vesting of stock awards is the closing market price of the Company's Common Stock at the time of vesting.

  Pension Benefits

        We currently have no defined benefit pension plans.

  Nonqualified Deferred Compensation

        We currently have no defined contribution plans which provide for the deferral of compensation on a basis that is not tax qualified.

Potential Termination Payments Upon Separation or a Change in Control

        Prior to March 26, 2008, the Company had included change-in-control and severance arrangements in the employment agreements with Messrs. Lane, and George, as well as Ms. Shaeff and Mr. McKenna. On March 26, 2008, the Compensation Committee concluded its plan to rationalize all executive employment arrangements by requesting that all Named Executive Officers relinquish their rights pursuant to their employment agreements. As consideration, the Committee enacted a Senior Executive Severance Policy and entered into a change-in-control agreement with each executive.

        The following table provides the lump-sum payments that would have been made to the Named Executive Officers if their employment had been terminated on December 31, 2012.

	For Cause	Death(1)	Disability	Without Cause(2)
Brian E. Lane	$0	$500,000	$500,000	$1,791,241
William George	$0	$360,000	$360,000	$980,356
Julie S. Shaeff	$0	$240,000	$240,000	$391,962
Trent T. McKenna	$0	$285,000	$285,000	$459,163

(1)
The Company maintains life insurance for each of the Named Executive Officers in an amount equal to the sum of the Named Executive Officer's annual base salary. The death benefit contained in the severance policy is paid net of insurance proceeds.

(2)
The following amounts are included in the total for each executive as an estimate of one year of COBRA payments made by the Company on behalf of the Named Executive Officer over the twelve month period following termination. Mr. Lane—$18,241; Mr. George—$11,436; Ms. Shaeff—$9,842; and Mr. McKenna—$15,573. These COBRA reimbursements would be made by the Company to the Named Executive Officer, and they would cease if the Named Executive Officer obtained other insurance coverage. In no event would these COBRA reimbursements exceed twelve months. The total amount also reflects an estimate of $25,000 for outplacement services, which services are provided for in the policy, and are not to exceed $50,000.

        The following table provides the lump-sum payout and value of early vesting equity that would have been received by the Named Executive Officers if their employment had been terminated as a result of a change in control occurring on December 31, 2012.

	Cash(1)	Value of Early Vesting Equity(2)	Excise Tax Gross Up	Total Value
Brian E. Lane	$1,766,241	$594,090	$0	$2,360,331
William George	$1,269,996	$518,490	$0	$1,788,486
Julie S. Shaeff	$366,962	$178,602	$0	$545,564
Trent T. McKenna	$434,163	$219,980	$0	$654,143

(1)
Assumes a change in control event occurring on December 31, 2012. Includes payments made as reimbursements for COBRA for a one-year period after the change-in-control event; these payments would be made as reimbursements by the Company to the Named Executive Officer, and would cease if the Named Executive Officer obtained other insurance coverage.

(2)
For a discussion of valuation assumptions, see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

        See the "Change-in-Control and Severance Benefits" section earlier in this proxy for additional details about the circumstances that would trigger payments under the Senior Executive Severance Policy or pursuant to an executive's change-in-control agreement.

Equity Compensation Plan Information

        The following table sets forth information about the Company's equity compensation plans as of December 31, 2012.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,414,930	(1)	$11.59	(2)	5,085,209
Equity compensation plans not approved by security holders	—		—		—
Total	1,414,930				5,085,209	(3)

(1)
Includes 174,598 shares of performance stock and 97,134 shares of time-vested stock or restricted stock units that have been granted but remain unvested as of December 31, 2012. The Company has no other securities to be issued upon exercise of outstanding options, warrants, or rights.

(2)
Shares of unvested restricted stock, restricted stock units, and performance stock are not factored into this average.

(3)
Reflects shares that are part of a fungible share plan, which means that each share granted that is not an option and/or SAR is counted against the plan as two (2.0) shares.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on its review and discussions, the committee recommended to the Company's Board of Directors the inclusion of the Compensation Discussion and Analysis in the Company's 2013 proxy statement. This report is provided by the following independent directors, who comprise the Compensation Committee.

Members of the Compensation Committee
Darcy G. Anderson (Chair) Herman E. Bulls Alan P. Krusi Franklin Myers Vance W. Tang

        The preceding "Compensation Committee Report" shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company incorporates it by reference into such filing.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors of the Company oversees the Company's financial reporting process on behalf of the Board of Directors. The committee is made up solely of independent directors, as defined in the applicable NYSE and SEC rules, and it operates under a written charter, amended and effective as of March 2010 and approved by the Board of Directors, which is available on the Company's website at http://www.comfortsystemsusa.com.

        Management has the primary responsibility for the financial statements and the reporting process, including the Company's internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the audited financial statements in the Annual Report with management. The discussion explored the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of each of the key disclosures in the financial statements.

        As part of its oversight of the Company's financial statements, the Audit Committee reviewed and discussed with management and with the Company's independent auditors, Ernst & Young LLP, the audited financial statements of the Company for the fiscal year ended December 31, 2012. The committee discussed with Ernst & Young LLP, who is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States, such matters as are required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees), relating to the conduct of the audit. The Audit Committee also has discussed with Ernst & Young LLP, the auditors' independence from the Company and its management, including the matters in the written disclosures the committee received from the independent auditors as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of non-audit services with the auditors' independence.

        The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The committee meets regularly with the external auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the content and quality of the Company's financial reporting. Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012 and for filing with the SEC.

Members of the Audit Committee
Franklin Myers (Chair) Alan P. Krusi James H. Schultz Constance E. Skidmore Vance W. Tang Robert D. Wagner, Jr.

        The preceding "Report of the Audit Committee" shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company incorporates it by reference into such filing.

 OTHER INFORMATION

Compensation Committee Interlocks and Insider Participation

        Messrs. Anderson, Bulls, Krusi, Myers, and Tang, none of whom is or has been an officer or employee of the Company or any of our subsidiaries through 2012, served on the Compensation Committee during 2012. None of the Company's executive officers serves on the board of directors or compensation committee, or any other committee serving an equivalent function, of another company that employs any member of the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 2012, all directors, officers, and beneficial holders of more than 10% of any class of equity securities of the Company complied with all filing requirements, except it was determined that the Company failed to timely report via Form 4 the annual equity grant to each of Messrs. Lane, George, and McKenna and Ms. Shaeff.

Householding of Stockholder Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in the same household unless the Company has received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of either document to any stockholder upon request by writing to the Company at the following address: Comfort Systems USA, Office of the General Counsel, 675 Bering, Suite 400, Houston, Texas 77057 or upon oral request directed to the Company's Office of the General Counsel at (713) 830-9600. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact the stockholder's bank, broker, or other nominee record holder, or contact the Company by writing to the above address or by oral request at the above telephone number.

Certain Relationships and Related Transactions

        In March 2011, the Board adopted a written Related Person Transactions Policy that codifies the Company's policies and procedures regarding the identification, review, consideration, and approval or ratification of "related person transactions." For purposes of this policy only, a "related party transaction" is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any "related person" are, were, or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation directly paid to a named executive officer or director for services provided directly to the Company in their role as an employee or director shall not be considered related person transactions under the policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

        Under the Company's Related Person Transactions Policy, where a transaction has been identified as a potential related person transaction, the Company's management shall present such potential related person transaction to the Audit Committee for review, consideration, and approval or ratification. The presentation shall include all information reasonably necessary for the Committee to determine the benefits of the related-party transaction and whether the related-party transaction is commercially comparable to an otherwise unrelated transaction of similar nature and management's recommendation related thereto. This process is to be used for both approvals as well as ratifications under the policy.

        The Audit Committee, in approving or rejecting the proposed related person transaction, considers all the relevant facts and circumstances deemed relevant by and available to the Audit Committee, including, but not limited to (i) the risks, costs and benefits to the Company, (ii) the impact on a director's independence in the event the related person is a director, immediate family member of a director, or an entity with which a director is affiliated, (iii) the terms of the transaction, (iv) the availability of other sources for comparable services or products, and (v) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. The Audit Committee approves only those related-party transactions that, in light of known circumstances, are in, or are not inconsistent with, the Company's best interests and those of the Company's stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

        From time to time, the Company or its subsidiaries may have employees who are related to our executive officers or directors. David Giardinelli, the brother of Alfred Giardinelli, one of our directors, was employed by a subsidiary of the Company as a salesman during the fiscal year ended December 31, 2012. In 2012, his combined salary and earned commissions did not meet the threshold requiring Audit Committee approval pursuant to our Related Person Transactions Policy.

        See the section above titled "Compensation Committee Interlocks and Insider Participation" for other information required to be disclosed here.

Interest of Certain Persons in Matters to Be Acted Upon

        The Named Executive Officers and directors of the Company do not have any substantial interest in the matters to be acted upon at the Annual Meetings, other than in their roles as officers or directors of the Company.

Stockholder Proposals for 2014 Annual Meeting

        Stockholders who wish to present proposals for inclusion in the Company's proxy materials for the 2014 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible, the stockholder proposals must be received by the Company at its principal executive offices on or before December 6, 2013.

        Under the Company's current Bylaws, proposals of business and nominations for directors other than those to be included in the Company's proxy materials following the procedures described in Rule 14a-8 may be made by stockholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required by the Bylaws. In accordance with the Company's Bylaws, to be considered timely a proposal submitted for consideration at the 2014 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the 2013 Annual Meeting of Stockholders. The Bylaws also contain procedures for regulation of the order of business and conduct of stockholder meetings, the authority of the presiding officer and attendance at such meetings.

 Other Business

        The Board knows of no business to be brought before the Annual Meeting that is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy intend to take such action in regard to such matters as in their judgment seems advisable, subject to the NYSE's rules on the exercise of discretionary authority.

Form 10-K and Annual Report to Stockholders

        A copy of the Company's Annual Report to Stockholders, which includes the Annual Report on Form 10-K, filed with the SEC, accompanies this proxy statement.

0 14475 COMFORT SYSTEMS USA, INC. ANNUAL MEETING OF STOCKHOLDERS Solicited by the Board of Directors of Comfort Systems USA, Inc. The undersigned hereby appoints Brian E. Lane and Trent T. McKenna, and each of them individually, as proxies with full power of substitution, to vote, as designated on the reverse, all shares of Common Stock of Comfort Systems USA, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on May 16, 2013, or at any adjournment or postponement thereof. ALL SHARES WILL BE VOTED AS DIRECTED HEREIN. IF NO SUCH DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. (Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF COMFORT SYSTEMS USA, INC. May 16, 2013 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement and proxy card are available at http://proxy2013.comfortsystemsusa.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. ELECTION OF ELEVEN DIRECTORS FOR TERMS EXPIRING AT THE 2014 ANNUAL MEETING; William F. Murdy Darcy G. Anderson Herman E. Bulls Alfred J. Giardinelli, Jr. Alan P. Krusi Brian E. Lane Franklin Myers James H. Schultz Constance E. Skidmore Vance W. Tang Robert D. Wagner, Jr. 2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013. 3. ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS. You hereby revoke all previous proxies given. You may revoke this proxy at any time prior to a vote thereon. Receipt of the accompanying proxy statement and the Annual Report of Comfort Systems USA, Inc., which includes the Annual Report on Form 10-K for the fiscal year ended December 31, 2012, is hereby acknowledged. PLEASE COMPLETE, SIGN AND PROMPTLY MAIL IN THE ENCLOSED ENVELOPE. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" ON PROPOSAL 1, A VOTE "FOR" PROPOSAL 2, AND A VOTE "FOR" PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE Please detach along perforated line and mail in the envelope provided. 21130300000000000000 3 051613 FOR AGAINST ABSTAIN

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. ELECTION OF ELEVEN DIRECTORS FOR TERMS EXPIRING AT THE 2014 ANNUAL MEETING; William F. Murdy Darcy G. Anderson Herman E. Bulls Alfred J. Giardinelli, Jr. Alan P. Krusi Brian E. Lane Franklin Myers James H. Schultz Constance E. Skidmore Vance W. Tang Robert D. Wagner, Jr. 2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013. 3. ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS. You hereby revoke all previous proxies given. You may revoke this proxy at any time prior to a vote thereon. Receipt of the accompanying proxy statement and the Annual Report of Comfort Systems USA, Inc., which includes the Annual Report on Form 10-K for the fiscal year ended December 31, 2012, is hereby acknowledged. PLEASE COMPLETE, SIGN AND PROMPTLY MAIL IN THE ENCLOSED ENVELOPE. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF COMFORT SYSTEMS USA, INC. May 16, 2013 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online or by telephone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" ON PROPOSAL 1, A VOTE "FOR" PROPOSAL 2, AND A VOTE "FOR" PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 21130300000000000000 3 051613 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement and proxy card are available at http://proxy2013.comfortsystemsusa.com